                                                                  EXHIBIT 10.5.1


================================================================================

                              CASE NEW HOLLAND INC.
                                   as Issuer,

                           The GUARANTORS named herein

                                       and

                              JPMORGAN CHASE BANK,
                                   as Trustee

                            -------------------------

                                    INDENTURE

                           Dated as of August 1, 2003

                            -------------------------

                     9-1/4% Senior Notes due 2011, Series A

                     9-1/4% Senior Notes due 2011, Series B

================================================================================

                              CROSS-REFERENCE TABLE

   TIA                                                                                    Indenture
 Section                                                                                   Section
 -------                                                                                  --------
310(a)(1).......................................................................       7.10
   (a)(2).......................................................................       7.10
   (a)(3).......................................................................       N.A.
   (a)(4).......................................................................       N.A
   (b)..........................................................................       7.08; 7.10; 11.02
   (b)(1).......................................................................       7.10
   (b)(9).......................................................................       7.10
   (c)..........................................................................       N.A.
311(a)..........................................................................       7.11
   (b)..........................................................................       7.11
   (c)..........................................................................       N.A.
312(a)..........................................................................       2.05
   (b)..........................................................................       11.03
   (c)..........................................................................       11.03
313(a)..........................................................................       7.06
   (b)(1).......................................................................       7.06
   (b)(2).......................................................................       7.06
   (c)..........................................................................       7.06; 11.02
   (d)..........................................................................       7.06
314(a)..........................................................................       4.02; 4.08; 11.02
   (b)..........................................................................       N.A.
   (c)(1).......................................................................       11.04; 11.05
   (c)(2).......................................................................       11.04; 11.05
   (c)(3).......................................................................       N.A.
   (d)..........................................................................       N.A.
   (e)..........................................................................       11.05
   (f)..........................................................................       N.A.
315(a)..........................................................................       7.01; 7.02
   (b)..........................................................................       7.05; 11.02
   (c)..........................................................................       7.01
   (d)..........................................................................       6.05; 7.01; 7.02
   (e)..........................................................................       6.11
316(a) (last sentence)..........................................................       2.09
   (a)(1)(A)....................................................................       6.05
   (a)(1)(B)....................................................................       6.04
   (a)(2).......................................................................       8.02
   (b)..........................................................................       6.07
   (c)..........................................................................       8.04
317(a)(1).......................................................................       6.08
   (a)(2).......................................................................       6.09
   (b)..........................................................................       2.04
318(a)..........................................................................       11.01

                            N.A. means Not Applicable

------------------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.


                                TABLE OF CONTENTS

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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions............................................................................         1
Section 1.02.         Other Definitions......................................................................        27
Section 1.03.         Incorporation by Reference of Trust Indenture Act......................................        28
Section 1.04.         Rules of Construction..................................................................        28

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.         Form and Dating........................................................................        29
Section 2.02.         Execution and Authentication...........................................................        29
Section 2.03.         Registrar and Paying Agent.............................................................        30
Section 2.04.         Paying Agent to Hold Assets in Trust...................................................        31
Section 2.05.         Noteholder Lists.......................................................................        31
Section 2.06.         Transfer and Exchange..................................................................        31
Section 2.07.         Replacement Notes......................................................................        32
Section 2.08.         Outstanding Notes......................................................................        32
Section 2.09.         Treasury Notes.........................................................................        33
Section 2.10.         Temporary Notes........................................................................        33
Section 2.11.         Cancellation...........................................................................        33
Section 2.12.         Defaulted Interest.....................................................................        33
Section 2.13.         Deposit of Moneys......................................................................        34
Section 2.14.         CUSIP Number...........................................................................        34
Section 2.15.         Book-Entry Provisions for Global Notes.................................................        34
Section 2.16.         Registration of Transfers and Exchanges................................................        35
Section 2.17.         Restrictive Legends....................................................................        39

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.         Notices to Trustee.....................................................................        41
Section 3.02.         Selection of Notes to Be Redeemed......................................................        41
Section 3.03.         Notice of Redemption...................................................................        42
Section 3.04.         Effect of Notice of Redemption.........................................................        43
Section 3.05.         Deposit of Redemption Price............................................................        43
Section 3.06.         Notes Redeemed in Part.................................................................        43

                                      -i-

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                                    ARTICLE 4

                                    COVENANTS

Section 4.01.         Payment of Notes.......................................................................        43
Section 4.02.         Reports to Holders.....................................................................        44
Section 4.03.         Waiver of Stay, Extension or Usury Laws................................................        44
Section 4.04.         Compliance Certificate; Notice of Default; Tax Information.............................        45
Section 4.05.         Payment of Taxes and Other Claims......................................................        46
Section 4.06.         Corporate Existence....................................................................        46
Section 4.07.         Maintenance of Office or Agency........................................................        46
Section 4.08.         Compliance with Laws...................................................................        47
Section 4.09.         Maintenance of Properties and Insurance................................................        47
Section 4.10.         Limitation on Incurrence of Additional
                         Indebtedness and Issuance of Preferred Stock........................................        47
Section 4.11.         Limitation on Restricted Payments......................................................        51
Section 4.12.         Limitation on Asset Sales..............................................................        53
Section 4.13.         Limitation on Transactions with Affiliates.............................................        56
Section 4.14.         Limitation on Liens....................................................................        58
Section 4.15.         Change of Control......................................................................        59
Section 4.16.         Limitation on Dividend and Other Payment
                         Restrictions Affecting Restricted Subsidiaries......................................        60
Section 4.17.         Limitation on Sale and Leaseback Transactions..........................................        62
Section 4.18.         Payments for Consent...................................................................        63
Section 4.19.         Issuance of Subsidiary Guarantees......................................................        63
Section 4.20.         Limitation on Designations of Unrestricted Subsidiaries................................        63
Section 4.21.         Designation of Equipment Subsidiaries
                         and Financial Services Subsidiaries.................................................        65
Section 4.22.         Covenant Termination...................................................................        66
Section 4.23.         Additional Amounts.....................................................................        67

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.         Limitation on Merger, Consolidation and Sale of Assets.................................        69
Section 5.02.         Successor Person Substituted...........................................................        71

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.         Events of Default......................................................................        72
Section 6.02.         Acceleration...........................................................................        73
Section 6.03.         Other Remedies.........................................................................        74
Section 6.04.         Waiver of Past Defaults and Events of Default..........................................        74


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Section 6.05.         Control by Majority....................................................................        75
Section 6.06.         Limitation on Suits....................................................................        75
Section 6.07.         Rights of Holders to Receive Payment...................................................        76
Section 6.08.         Collection Suit by Trustee.............................................................        76
Section 6.09.         Trustee May File Proofs of Claim.......................................................        76
Section 6.10.         Priorities.............................................................................        76
Section 6.11.         Undertaking for Costs..................................................................        77

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.         Duties of Trustee......................................................................        77
Section 7.02.         Rights of Trustee......................................................................        79
Section 7.03.         Individual Rights of Trustee...........................................................        79
Section 7.04.         Trustee's Disclaimer...................................................................        79
Section 7.05.         Notice of Defaults.....................................................................        80
Section 7.06.         Reports by Trustee to Holders..........................................................        80
Section 7.07.         Compensation and Indemnity.............................................................        80
Section 7.08.         Replacement of Trustee.................................................................        81
Section 7.09.         Successor Trustee by Consolidation, Merger or Conversion...............................        82
Section 7.10.         Eligibility; Disqualification..........................................................        82
Section 7.11.         Preferential Collection of Claims Against Company......................................        83

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.         Without Consent of Holders.............................................................        83
Section 8.02.         With Consent of Holders................................................................        84
Section 8.03.         Compliance with TIA....................................................................        85
Section 8.04.         Revocation and Effect of Consents......................................................        85
Section 8.05.         Notation on or Exchange of Notes.......................................................        85
Section 8.06.         Trustee to Sign Amendments, etc........................................................        86

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.         Satisfaction and Discharge of Indenture................................................        86
Section 9.02.         Legal Defeasance.......................................................................        87
Section 9.03.         Covenant Defeasance....................................................................        87
Section 9.04.         Conditions to Legal Defeasance or Covenant Defeasance..................................        88
Section 9.05.         Application of Trust Money.............................................................        89
Section 9.06.         Repayment to Case New Holland..........................................................        90
Section 9.07.         Reinstatement..........................................................................        90

                                      -iii-

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                                   ARTICLE 10

                                   GUARANTEES

Section 10.01.        Unconditional Guarantee................................................................        91
Section 10.02.        Severability...........................................................................        91
Section 10.03.        Limitation on Guarantor's Liability....................................................        92
Section 10.04.        Successors and Assigns.................................................................        94
Section 10.05.        No Waiver..............................................................................        94
Section 10.06.        Release of Guarantor...................................................................        94
Section 10.07.        Execution of Supplemental Indenture for Future Guarantors..............................        95
Section 10.08.        Execution and Delivery of Guarantee....................................................        95
Section 10.09.        Subordination of Subrogation and Other Rights..........................................        95

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.01.        TIA Controls...........................................................................        95
Section 11.02.        Notices................................................................................        96
Section 11.03.        Communications by Holders with Other Holders...........................................        97
Section 11.04.        Certificate and Opinion as to Conditions Precedent.....................................        97
Section 11.05.        Statements Required in Certificate and Opinion.........................................        97
Section 11.06.        Rules by Trustee and Agents............................................................        97
Section 11.07.        Business Days; Legal Holidays..........................................................        98
Section 11.08.        Governing Law..........................................................................        98
Section 11.09.        No Adverse Interpretation of Other Agreements..........................................        98
Section 11.10.        No Recourse Against Others.............................................................        98
Section 11.11.        Successors.............................................................................        98
Section 11.12.        Consent to Jurisdiction and Service of Process; Waiver of Immunities...................        98
Section 11.13.        Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.............        99
Section 11.14.        Multiple Counterparts..................................................................       101
Section 11.15.        Table of Contents, Headings, etc.......................................................       101
Section 11.16.        Separability...........................................................................       101

Signatures...................................................................................................       S-1

                                      -iv-

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SCHEDULE

Schedule 1           Issue Date Designation of Restricted Subsidiaries.......................................    Sch.-1

EXHIBITS

Exhibit A             Form of Series A Note..................................................................       A-1
Exhibit B             Form of Series B Note..................................................................       B-1
Exhibit C             Form of Certificate to Be Delivered in Connection with Transfers to
                         Non-QIB Accredited Investors........................................................       C-1
Exhibit D             Form of Transferee Letter of Representation............................................       D-1
Exhibit E             Form of Certificate to Be Delivered in Connection with
                         Regulation S Transfers..............................................................       E-1
Exhibit F             Form of Supplemental Indenture.........................................................       F-1

                  INDENTURE, dated as of August 1, 2003, among Case New Holland Inc., a Delaware corporation ("Case New Holland"), each of the GUARANTORS (as defined herein) and JPMorgan Chase Bank, a New York banking corporation, as Trustee (the "Trustee").

                  Case New Holland has duly authorized the creation of an issue of Series A 9-1/4% Senior Notes due 2011 (the "Initial Notes") and Series B 9-1/4% Senior Notes due 2011 (the "Exchange Notes") and, to provide therefor, Case New Holland and each Guarantor has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by Case New Holland, and authenticated and delivered hereunder, the valid obligations of Case New Holland, and to make this Indenture a valid and binding agreement of Case New Holland and the Guarantors, have been done.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

                  "Accounts Receivable Subsidiary" means a Subsidiary of CNH
Global:

                  (1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of CNH Global and/or its Restricted Subsidiaries;

                  (2) that is designated by the Board of Directors of CNH Global as an Accounts Receivable Subsidiary pursuant to a Board of Directors' resolution set forth in an Officers' Certificate delivered to the Trustee;

                  (3) with respect to any Accounts Receivable Subsidiary created or designated after the Issue Date, that has total assets at the time of such creation and designation with a book value of $10,000 or less;

                  (4) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by CNH Global or any Restricted Subsidiary of CNH Global (excluding Guarantees of obligations (other than any Guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates CNH Global or any Restricted Subsidiary of CNH Global in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of CNH Global or any other Restricted Subsidiary of CNH Global (except for another Accounts Receivable Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, "Non-Recourse Accounts Receivable Subsidiary Indebtedness");

                  (5) with which neither CNH Global nor any Restricted Subsidiary of CNH Global has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to CNH Global or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of CNH Global in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

                  (6) with respect to which neither CNH Global nor any Restricted Subsidiary of CNH Global has any obligation (a) to subscribe for additional shares of Capital Stock thereof or make any additional capital contribution or similar payment or transfer thereto, except for continuing transfers of Qualified Receivables Assets pursuant to any pre-funding or revolving period feature, or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof, except in each case, to the extent that, if the amount of each such subscription, capital contribution or other payment or Investment were to be deducted from the cash proceeds received by CNH Global or any of its Restricted Subsidiaries in connection with the sale of the related Qualified Receivables Assets, the transfer of such Qualified Receivables Assets would still be permitted by clause (7) of the proviso to the definition of "Asset Sale," provided that to the extent any such subscription, capital contribution or other payment or Investment would not be so permitted, CNH Global would be entitled at the time such obligation is entered into and at the time the obligation is fulfilled to make a Restricted Payment in an amount equal to such amount of such obligation, in which case, at the time of such subscription, capital contribution or other payment or Investment, CNH Global shall be deemed to have made a Restricted Payment for all purposes pursuant to Section
         4.11 hereof in an amount equal to such subscription, capital contribution or other payment or Investment.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or at the time it merges or consolidates with CNH Global or any of the Restricted Subsidiaries or assumed by CNH Global or any Restricted Subsidiary in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for services of notices and demands.

                  "Applicable Treasury Rate" for any redemption date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to August 1, 2007; provided, however, that if the period from the Make-Whole Redemption Date to August 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to August 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "ARS Promissory Note" means a promissory note of an Accounts Receivable Subsidiary to CNH Global or any Restricted Subsidiary of CNH Global, which note must be repaid from cash available to the Accounts Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

                  "Asset Acquisition" means (1) an Investment by CNH Global or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into CNH Global or any of its Restricted Subsidiaries, or (2) the acquisition by CNH Global or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than the granting of a Lien in accordance with this Indenture) for value by CNH Global or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than CNH Global or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary or (b) any other property or assets of CNH Global or any of its Restricted Subsidiaries; provided, however, that Asset Sales shall not include:

                  (1) the sale, conveyance, lease, assignment or other transfer of any parts depot in connection with the Parts Depot Rationalization Program;

                  (2) a transaction or series of related transactions for which CNH Global or any of its Restricted Subsidiaries receive aggregate consideration or which has a Fair Market Value of less than $10.0 million;

                  (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of CNH Global or Case New Holland as permitted by Section 5.01 hereof;

                  (4) any Restricted Payment made in accordance with the covenant described in Section 4.11 hereof or a Permitted Investment;

                  (5)      the sale or other disposition of cash or Cash
         Equivalents;

                  (6) the sale of inventory in the ordinary course of business;

                  (7) sales of Qualified Receivables Assets to an Accounts Receivables Subsidiary or other Person pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof;

                  (8) any transfer of Qualified Receivables Assets, or a fractional undivided interest therein, by an Accounts Receivables Subsidiary in a Qualified Receivables Transaction;

                  (9)      a Permitted Financial Services Disposition; or

                  (10) the factoring of accounts receivable arising in the ordinary course of business pursuant to customary arrangements.

                  "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of

                  (1) the fair value of the property subject to such arrangement; and

                  (2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Board of Directors" means, as to any Person, the board of directors of such Person (or similar managing body, if such Person is not a corporation) or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

                  "Capital Stock" means

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

                  (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Case New Holland" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to
Article 5 of this Indenture and thereafter means the successor.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Issue Date) or issued by any agency thereof and backed by the full faith and credit of the United States or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor thereto ("S&P") or Moody's Investors Service, Inc. or any successor thereto ("Moody's");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) cash deposited in bank accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of any member state of the European Union (as it exists on the Issue
         Date), the United States of America or any State thereof or the District of Columbia or any foreign branch of any such bank or any branch of a foreign bank located in the United States or any member state of the European Union (as it exists on the Issue Date) having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

                  (6) investments in money market funds which invest substantially all their assets in either (x) securities of the types described in clauses (1) through (5) above or (y) securities which constitute "Eligible Securities" (as defined in Rule 2a-7(10) promulgated under the Investment Company Act of 1940, as such rule is in effect on the Issue Date);

                  (7) in addition to clauses (1) through (6) above, in the case of CNH Global or any Foreign Subsidiary:

                           (a) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which CNH Global or such Foreign Subsidiary is organized and is conducting business, or issued by any agency thereof and backed by the full faith and credit of such sovereign nation, and in each case maturing within one year from the date of acquisition thereof; and

                           (b)      certificates of deposit or bankers'
                  acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the sovereign nation in which CNH Global or such Foreign Subsidiary is organized and is conducting business, and having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; and

                  (8) positive net cash balances of CNH Global and its Restricted Subsidiaries held from time to time on current account with Fiat and its Affiliates in connection with cash management practices generally accepted internationally as applied by multinational corporations in the ordinary course of business.

                  "Certificated Notes" means one or more certificated Notes in registered form.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of CNH Global's Capital Stock;

                  (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of CNH Global and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than any transfer to (x) CNH Global or one or more Restricted Subsidiaries of CNH Global or (y) any Person of which more than 50% of the voting power of such Person's Capital Stock is owned by one or more Permitted Holders;

                  (3) there is consummated any consolidation or merger of CNH Global in which CNH Global is not the continuing or surviving Person or pursuant to which the Common Stock of CNH Global would be converted into cash, securities or other property, other than a merger or consolidation of CNH Global (x) in which the Holders of the Capital Stock of CNH Global outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more that 50% of the voting power of such Person's Capital Stock is owned by one or more Permitted Holders;

                  (4) the approval by the Holders of Capital Stock of CNH Global of any plan or proposal for the liquidation or dissolution of CNH Global or Case New Holland (whether or not otherwise in compliance with the provisions of this Indenture);

                  (5) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of CNH Global (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of CNH Global was approved either (x) pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of CNH Global then in office; or

                  (6) the first day on which CNH Global fails to own, either directly or indirectly, through one or more Restricted Subsidiaries, more than 50% of the total voting power of Case New Holland's Capital Stock.

                  "CNH Global" means CNH Global N.V., a corporation organized under the laws of the Kingdom of The Netherlands until a successor replaces CNH Global pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Consolidated EBITDA" means, with respect to CNH Global, for any period, the sum (without duplication) of:

                  (1)      Consolidated Equipment Net Income; and

                  (2) to the extent Consolidated Equipment Net Income has been reduced thereby:

                           (A) all income taxes of CNH Global and the Equipment Subsidiaries paid or accrued in accordance with GAAP for such period;

                           (B)      Consolidated Equipment Interest Expense;

                           (C)      Consolidated Equipment Non-cash Charges; and

                           (D) restructuring charges of CNH Global and the Equipment Subsidiaries resulting from the CNH Merger Integration Plan as described in the Offering Memorandum to the extent paid or accrued during such period, less any Consolidated Equipment Non-cash Items increasing Consolidated Equipment Net Income for such period, all as determined on a consolidated basis for CNH Global and its Equipment Subsidiaries in accordance with GAAP.

                  "Consolidated Equipment Interest Expense" means, with respect to CNH Global for any period, the sum of, without duplication:

              (1)

                  (A) the aggregate of the interest expense of CNH Global and its Equipment Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (but excluding, for the avoidance of doubt, the interest expense of Financial Services Subsidiaries), including without limitation or duplication,

                           (I) any amortization of debt discount and amortization or write-off of deferred financing costs,

                           (II)     the net costs under Hedging Obligations,

                           (III)    non-cash interest expense,

                           (IV)     all capitalized interest, and

                           (V) the interest portion of any deferred payment obligation; and

                  (B) the interest component of Capitalized Lease Obligations and Attributable Indebtedness paid, accrued and/or scheduled to be paid or accrued by CNH Global and its Equipment Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

              (2) the aggregate interest income received by CNH Global and its Equipment Subsidiaries from Financial Services Subsidiaries in respect of Indebtedness of such Financial Services Subsidiaries owed to CNH Global and/or one or more Equipment Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that with respect to each item of such Indebtedness, the interest income thereon shall be excluded to the extent that, but only to the extent that, the interest rate on such Indebtedness exceeds the rate that would be applicable to borrowings of similar maturities and on substantially the same terms by similarly situated finance companies from unaffiliated third parties.

                  The calculation of Consolidated Equipment Interest Expense shall not include any amount of the type included or recorded from time to time as "Interest Compensation to Financial Services" on CNH Global's financial statements.

                  "Consolidated Equipment Net Income" means that portion of Consolidated Net Income attributable to CNH Global and its Equipment Subsidiaries (excluding CNH Global's and its Equipment Subsidiaries' equity in the net income of Financial Services Subsidiaries except to the extent of cash dividends or distributions paid to CNH Global or an Equipment Subsidiary by a Financial Services Subsidiary).

                  "Consolidated Equipment Non-cash Charges" means, with respect to CNH Global, for any period, the aggregate depreciation, amortization and other non-cash expenses of CNH Global and its Equipment Subsidiaries reducing Consolidated Equipment Net Income of CNH Global for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period and any loss on the sale of fixed assets as reflected in CNH Global's consolidated statements of cash flows in accordance with GAAP).

                  "Consolidated Equipment Non-cash Items" means with respect to CNH Global, for any period, the aggregate non-cash gains of CNH Global and its Equipment Subsidiaries increasing Consolidated Equipment Net Income of CNH Global for such period, determined on a consolidated basis in accordance with GAAP (excluding any such gain or portion of such gain for which cash is expected to be received in any future period).

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to CNH Global, the ratio of Consolidated EBITDA of CNH Global during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of CNH Global for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of CNH Global or any CNH Global's Equipment Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of CNH Global or one of the Equipment Subsidiaries (including any Person who becomes an Equipment Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  If CNH Global or any Equipment Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if CNH Global or such Equipment Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum in effect on the Transaction Date resulting after giving effect to the operation of such agreements on such date.

                  "Consolidated Fixed Charges" means, with respect to CNH Global for any period, the sum, without duplication, of:

                  (1)      Consolidated Equipment Interest Expense, plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of CNH Global or any Equipment Subsidiary (other than dividends paid in Qualified Capital Stock) paid, accrued and/or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, foreign and local income tax rate of CNH Global, expressed as a decimal.

                  "Consolidated Net Income" means, with respect to CNH Global, for any period, the aggregate net income (or loss) of CNH Global and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

                  (1) net gains and losses from asset sales (other than the sale of Qualified Receivables Assets in the ordinary course of business in connection with a Qualified Receivables Transaction) or abandonments or reserves relating thereto;

                  (2) extraordinary gains (but not extraordinary losses) (determined on an after-tax basis);

                  (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with CNH Global or any of its Restricted Subsidiaries;

                  (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (5) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to CNH Global or to a Restricted Subsidiary by such Person;

                  (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (8) in the case of a successor to CNH Global by consolidation or merger or as a transferee of CNH Global's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Tangible Assets" of any Person means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, as shown on the balance sheet of such Person for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP. Consolidated Net Tangible Assets shall be determined as of the time of the occurrence of the event(s) giving rise to the requirement to determine Consolidated Net Tangible Assets and after giving effect to such event(s).

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 4 New York Plaza, New York, New York 10004.

                  "Credit Facilities" means one or more debt facilities or other financing arrangements (including commercial paper facilities, revolving credit loans, term loans, receivables financing, letters of credit or any debt securities or other form of debt, convertible debt or exchangeable debt financing) as such facilities or arrangements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement(s) extending the maturity of or Refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.10 hereof) or adding CNH Global or Subsidiaries of CNH Global as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Disinterested" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of CNH Global who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions, provided that a member of the Board of Directors of CNH Global shall not be deemed to have any material direct or indirect financial interest in or with respect to such transaction or series of transactions due solely to the fact that such member is also at such time an officer, employee or director of CNH, Fiat or any of their respective Affiliates.

                  "Disposition" means, whether in one or a series of transactions, the sale, assignment, transfer, lease, conveyance or other disposition, directly or indirectly, of all or any portion of the business, assets, properties or securities of the Financial Services Business, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout, minority investment or partnership, collaborative venture or otherwise, or any other extraordinary corporate transaction involving the Financial Services Business.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the one-year anniversary of the Maturity Date of the Notes.

                  "Equipment Business" means the manufacture, marketing and distribution of agricultural and construction equipment.

                  "Equipment Subsidiary" means any Restricted Subsidiary of CNH Global that is engaged in the Equipment Business.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" has the meaning provided in the preamble of this Indenture.

                  "Excluded Sale and Leaseback Transaction" means any Sale and Leaseback Transaction involving one or more parts depots entered into in connection with the Parts Depot Rationalization Program.

                  "Existing Credit Facility" means any debt facility or other term loan, revolving credit, receivables financing, commercial paper or letter of credit financing arrangement of CNH Global or any Equipment Subsidiary outstanding on the Issue Date but other than any debt security or Qualified Receivables Transaction outstanding on the Issue Date.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined in good faith by one or more members of the senior management of CNH Global or the applicable Restricted Subsidiary.

                  "Fiat" has the meaning set forth in the definition of "Permitted Holders" in this Indenture.

                  "Fiat Promissory Notes" means the Indebtedness of the Equipment Subsidiaries represented by promissory notes, to the extent outstanding on the Issue Date, payable to Fiat and its affiliates.

                  "Financial Services Business" means the offer and sale of financial services products, including without limitation (i) retail financing for the purchase or lease of equipment manufactured by CNH Global, Equipment Subsidiaries or any other manufacturer whose products are from time to time sold through CNH Global's dealer network, (ii) other retail and wholesale financing programs reasonably related thereto and (iii) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products.

                  "Financial Services Subsidiary" means any Restricted Subsidiary of CNH Global that is engaged in the Financial Services Business.

                  "Financial Subsidiary Leverage Ratio" means, with respect to the Financial Services Subsidiaries of CNH Global, the ratio of:

                  (x) the sum of the aggregate outstanding amount of Indebtedness and Preferred Stock of the Financial Services Subsidiaries of CNH Global as of the date of the transaction giving rise to the need to calculate the Financial Subsidiary Leverage Ratio (the "Financial Subsidiary Leverage Ratio Transaction Date") on a consolidated basis determined in accordance with GAAP to

                  (y) Consolidated Net Worth of the Financial Services Subsidiaries as of the Financial Subsidiary Leverage Ratio Transaction Date.

                  For purposes of this definition,

                  (1) clauses (x) and (y) above will be calculated after giving effect on a pro forma basis to the incurrence or repayment of any Indebtedness of any Financial Services Subsidiary or the issuance or redemption or other repayment of Preferred Stock of any such Financial Services Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock on the Financial Subsidiary Leverage Ratio Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the Financial Subsidiary Leverage Ratio Transaction Date; and

                  (2) if any Financial Services Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Financial Services Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Financial Subsidiary Leverage Ratio Transaction Date" has the meaning set forth in the definition of Financial Subsidiary Leverage Ratio.

                  "Foreign Subsidiary" means a Restricted Subsidiary that is formed or otherwise incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

                  "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

                  "Funding Source Indebtedness" has the meaning set forth in the definition of Qualified Intercompany Indebtedness.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

                  "Guarantee" means the guarantee by each Guarantor of the obligations of the Company with respect to the Notes.

                  "Guarantor" means (1) CNH Global, (2) each Restricted Subsidiary of CNH Global that executes a Guarantee on the Issue Date and (3) each other Restricted Subsidiary that in the future executes a Guarantee pursuant to Section 4.19 hereof or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

                  (1) any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (2) any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

                  (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect such Person against fluctuations in prices of commodities; and

                  (4) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses
         (1), (2) and (3).

                  "Holder" means any registered holder, from time to time, of any Notes.

                  "Indebtedness" means, with respect to any Person, without duplication:

                  (1)      all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations in respect of Indebtedness of any other Person referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

                  (8) all Obligations under Hedging Obligations of such Person; and

                  (9) all Disqualified Capital Stock of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued and unpaid dividends, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, (i) Standard Securitization Undertakings and (ii) Guarantees made in the ordinary course of business in connection with cash management activities by CNH Global or any Restricted Subsidiary to any bank or other financial institution with respect to account overdrafts of any Fiat Affiliate in any account of such Affiliate maintained with such bank or other financial institution, provided that such Guarantee is limited to the amount of funds of CNH Global or such Restricted Subsidiary held at such bank or other financial institution, in each case shall not constitute Indebtedness.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means a firm

                  (1) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect material financial interest in CNH Global or any of its Subsidiaries; and

                  (2) which, in the judgment of the Board of Directors of CNH Global, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Notes" has the meaning provided in the preamble to this Indenture.

                  "Initial Purchasers" means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, ABN AMRO Incorporated, Banc of America Securities LLC, BNP Paribas Securities Corp., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Cowen Securities Corporation.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Intesa BCI Indebtedness" means the Indebtedness outstanding on the Issue Date under the Buy and Sell-Back Agreement dated January 16, 2002 between Case, LLC and Intesa BCI S.p.A.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person or the assumption by any Person of Indebtedness of any other Person. "Investment" shall exclude extensions of trade credit by CNH Global and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of CNH Global or such Restricted Subsidiaries, as the case may be. If CNH Global or any of its Restricted Subsidiaries sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, CNH Global shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Investment Grade Status" shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies, provided that no Default or Event of Default has occurred and is continuing on such date.

                  "Issue Date" means August 1, 2003, the date of initial issuance of the Notes.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Make-Whole Premium" means, as to each Note, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on August 1, 2007 and all remaining interest payments to and including August 1, 2007 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from August 1, 2007 to the Make-Whole Redemption Date at a per-annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

                  "Make-Whole Redemption Date" with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

                  "Maturity Date" means August 1, 2011.

                  "Moody's" has the meaning set forth in the definition of Cash Equivalents.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by CNH Global or any of its Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayments of Indebtedness secured by a Lien permitted by this Indenture on the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale; and

                  (4) appropriate amounts to be determined by CNH Global or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by CNH Global or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Net Indebtedness" means as of any time of determination, (a) the aggregate principal amount of Indebtedness outstanding under clause (2) under the second paragraph of Section 4.10 less (b) the aggregate principal amount of Qualifying Intercompany Indebtedness then outstanding.

                  "Non-Recourse Accounts Receivable Subsidiary Indebtedness" has the meaning set forth in the definition of Accounts Receivable Subsidiary.

                  "Notes" means the Initial Notes, any Additional Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Obligations" means all obligations for principal, premium, interests, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of $750 million aggregate principal amount of Initial Notes by Case New Holland pursuant to the Offering Memorandum.

                  "Officer" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President of such Person.

                  "Officer's Certificate" means with respect to any Person, a certificate signed by the Chief Executive Officer, the President, any Vice President, secretary or any Assistant Secretary, the Chief Financial Officer, Chief Accounting Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Offering Memorandum" means the Offering Memorandum dated July 29, 2003 relating to the offering of $750 million of Notes.

                  "Opinion of Counsel" means a written opinion from legal counsel who and which is acceptable to the Trustee complying with the requirements of this Indenture.

                  "Pari Passu Debt" means any Indebtedness of Case New Holland or any Guarantor that ranks pari passu in right of payment with the Notes or such Guarantee, as applicable.

                  "Parts Depot Rationalization Program" means any sale, lease, assignment or other transfer of one or more parts depots maintained by CNH Global and its Restricted Subsidiaries on the Issue Date pursuant to a program established by CNH Global for the rationalization of such existing parts depots as described in the Offering Memorandum.

                  "Permitted Asset Swap" means any transfer of properties or assets (including without limitation, any transfer of Capital Stock of any Subsidiary) by CNH Global or any of its Restricted Subsidiaries in which (a) at least 90% of the consideration received by the transferor consists of (i) properties or assets (other than cash) that constitute Replacement Assets, (ii) Capital Stock of any Person that is engaged in a business that is the same, similar or reasonably related to the businesses in which CNH Global and its Restricted Subsidiaries are then engaged in and that will become a Restricted Subsidiary upon consummation of such Permitted Asset Swap or (iii) any combination of clauses (i) and (ii) above, and (b) CNH Global or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Permitted Asset Swap at least equal to the Fair Market Value of the properties or assets transferred.

                  "Permitted Financial Services Disposition" means the transfer of any Capital Stock or all or any portion of the assets of one or more Financial Services Subsidiaries or Unrestricted Financial Services Subsidiaries to any Person that is not a Subsidiary of CNH Global if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of and immediately following the consummation of such transaction;

                  (2) the transferor of such Capital Stock or assets receives consideration at the time of such transfer at least equal to the Fair Market Value of the Capital Stock or the assets, net of any liabilities assumed by the transferee, so transferred or, in the case of a transfer of Capital Stock of an Unrestricted Financial Services Subsidiary in the form of a dividend or other similar distribution, such dividend or other similar distribution is made in compliance with
         Section 4.11 hereof;

                  (3) in the case of transfer of any Capital Stock, as a result of and immediately after giving effect to such transfer such Financial Services Subsidiary or Unrestricted Financial Services Subsidiary, as the case may be, shall cease to be a Subsidiary of CNH Global; and

                  (4) immediately prior to or concurrently with the consummation of such transfer, each Financial Services Subsidiary that is so transferring assets or the Capital Stock of which is being transferred shall have (A) repaid to CNH Global and its Restricted Subsidiaries (and terminated all related commitments) (x) in the case of a transfer of Capital Stock, all Indebtedness owed by such Subsidiary to such entities and (y) in the case of a transfer of assets, an amount of Indebtedness owed to such entities that is proportional to the assets so transferred, and (B)(x) in the case of a transfer of Capital Stock, returned in cash or Cash Equivalents an amount equal to all Investments made subsequent to the Issue Date in such Financial Services Subsidiary by CNH Global and its Restricted Subsidiaries and (y) in the case of a transfer of assets, returned in cash or Cash Equivalents an amount equal to an amount of Investments made subsequent to the Issue Date in such Financial Services Subsidiary by CNH Global and its Restricted Subsidiaries that is proportional to the assets so transferred, net of any liabilities assumed by the transferee.

                  "Permitted Financing Support Services" shall mean in the event of any Permitted Financial Services Disposition to an Affiliate of CNH Global other than a Restricted Subsidiary, any payments or subsidies made from time to time in the ordinary course of business by CNH Global and its Equipment Subsidiaries to the successor or transferee of any portion of the Financial Services Business in order to promote the sale of equipment manufactured by CNH Global and its Equipment Subsidiaries, including, without limitation, retail subsidies in connection with retail financing provided to end-users of such equipment and interest compensation in connection with wholesale financing provided to equipment dealers.

                  "Permitted Holders" means Fiat S.p.A., a corporation organized under the laws of Italy ("Fiat"), any Subsidiary of Fiat or any other Person, directly or indirectly controlled by any of the foregoing.

                  "Permitted Investments" means:

                  (1) Investments by CNH Global or any of its Restricted Subsidiaries in CNH Global, any existing Restricted Subsidiary or any Person that will become immediately after such Investment a Restricted Subsidiary;

                  (2) (a) Investments made by CNH Global and its Restricted Subsidiaries in cash and Cash Equivalents and (b) guarantees made in the ordinary course of business in connection with cash management activities by CNH Global or any Restricted Subsidiary to any bank or other financial institution with respect to account overdrafts of any Fiat Affiliate in any account maintained by such Affiliate with such bank or other financial institution, provided that such guarantee is limited to the amount of funds of CNH Global or such Restricted Subsidiary held at such bank or other financial institution;

                  (3) loans and advances to employees and officers of CNH Global and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of an aggregate of $2.5 million at any one time outstanding;

                  (4) Hedging Obligations entered into in the ordinary course of CNH Global's or its Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

                  (5) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (6) Investments made by CNH Global or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale (including, without limitation, in connection with any Permitted Asset Swap) made in compliance with Section 4.12 hereof;

                  (7) any Investment by CNH Global or any Restricted Subsidiary of CNH Global in an Accounts Receivable Subsidiary or any other Person or any Investment by an Accounts Receivable Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Subsidiary is in the form of an ARS Promissory Note or Capital Stock;

                  (8) Investments existing on the Issue Date, and any extension, modification or renewal of any Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

                  (9) following the consummation of any Permitted Financial Services Disposition, (i) the continuing Investment in such Person by CNH Global and/or one or more of its Restricted Subsidiaries represented by the shares of Capital Stock of such Person not so disposed of and (ii) Investments made by CNH Global or its Restricted Subsidiary as a result of consideration received in connection with such Permitted Financial Services Disposition; and

                  (10) additional Investments not to exceed 2.5% of Consolidated Net Tangible Assets of CNH Global and the Equipment Subsidiaries.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which CNH Global or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not impairing in any material respect the ordinary conduct of the business of CNH Global or any of its Restricted Subsidiaries;

                  (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

                  (7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of CNH Global or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (10) Liens securing Hedging Obligations to the extent such Hedging Obligations are otherwise permitted to be incurred under this Indenture;

                  (11) Liens securing Purchase Money Indebtedness permitted pursuant to clause (11) of the second paragraph of Section 4.10 hereof (to the extent such covenant continues to be applicable to the Notes); provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of CNH Global or any of its Restricted Subsidiaries other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

                  (12) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with Section 4.10 hereof (to the extent such covenant continues to be applicable to the Notes); provided that

                           (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by CNH Global or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by CNH Global or a Restricted Subsidiary; and

                           (B) such Liens do not extend to or cover any property or assets of CNH Global or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of CNH Global or a Restricted Subsidiary;

                  (13) Liens on Qualified Receivables Assets incurred in connection with a Qualified Receivables Transaction;

                  (14) Liens on accounts receivable incurred in connection with the factoring of accounts receivable in accordance with customary arrangements; provided that such Lien shall not extend to any property or assets other than the accounts receivable that are the subject of such factoring arrangement;

                  (15) Liens in favor of the counterparty thereto encumbering one or more parts depots sold pursuant to an Excluded Sale and Leaseback Transaction;

                  (16)     Liens securing the Notes and the Guarantees;

                  (17)     Liens in favor of Case New Holland or a Guarantor;

                  (18) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness secured by a Lien permitted under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of CNH Global or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

                  (19) additional Liens not to exceed $100.0 million at any one time outstanding.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Purchase Money Indebtedness" means Indebtedness of CNH Global or any of its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property or equipment.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Qualified Receivables Assets" means any accounts receivable (whether now existing or arising in the future) of CNH Global or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction.

                  "Qualified Receivables Transaction" means any transaction or series of transactions entered into by CNH Global or any of its Restricted Subsidiaries pursuant to which CNH Global or such Restricted Subsidiary sells, conveys or otherwise transfers to (a) an Accounts Receivable Subsidiary or (b) any other Person, or grants a security interest in, Qualified Receivables Assets; provided such transaction or series of transactions is on market terms at the time CNH Global or such Restricted Subsidiary enters into such transaction or series of transactions.

                  "Qualifying Intercompany Indebtedness" means Indebtedness of a Financial Services Subsidiary that (i) is unsubordinated to any other indebtedness of such Financial Services Subsidiary, (ii) is owed to Case New Holland or a Guarantor and is funded from the proceeds of borrowings by Case New Holland or a Guarantor under clause (2) of the second paragraph of Section 4.10 hereof (the "Funding Source Indebtedness"), (iii) if funded by Funding Source Indebtedness having an identical maturity, bears interest at a rate not less than the rate borne by the Funding Source Indebtedness, (iv) has a maturity no later than such Funding Source Indebtedness, (v) provides the holder of such Qualifying Intercompany Indebtedness with the right to accelerate the maturity of such Indebtedness upon the acceleration of the maturity of the Funding Source Indebtedness, and (vi) requires the issuer thereof to make prepayments to the extent the borrower of the Funding Source Indebtedness must prepay such Funding Source Indebtedness.

                  "Rating Agencies" means Moody's and S&P.

                  "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the January 15 and July 15 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

                  "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by CNH Global or any Restricted Subsidiary of Indebtedness incurred in accordance with Section
4.10 hereof (other than pursuant to clause (2), (5), (6), (7), (8), (9), (10),
(11), (13), (14) or (15) of the second paragraph of Section 4.10), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of any Indebtedness of such Person as of the date of such proposed Refinancing (except to the extent of the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by Case New Holland in connection with such Refinancing); or

                  (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that
         (x) (I) if such Indebtedness being Refinanced is Indebtedness of Case New Holland or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of Case New Holland or such Guarantor, (II) Indebtedness of CNH Global or one or more Equipment Subsidiaries may not be Refinanced with Indebtedness of Financial Services Subsidiaries except to the extent that the proceeds from such Indebtedness were loaned to one or more Financial Services Subsidiaries (which loan is evidenced by an intercompany note of such Financial Services Subsidiary issued to CNH Global or such Equipment Subsidiary, as the case may be), in which case, any Financial Services Subsidiary may then incur Refinancing Indebtedness to Refinance such Indebtedness provided that CNH Global or the applicable Equipment Subsidiary applies the proceeds of such Refinancing Indebtedness to repay the Indebtedness to be Refinanced within two Business Days of the incurrence thereof by such Financial Services Subsidiary, (III) Indebtedness including, but not limited to, Qualifying Intercompany Indebtedness, of any Financial Services Subsidiary may be Refinanced with Refinancing Indebtedness incurred by any Financial Services Subsidiary, but may not be Refinanced with Indebtedness of CNH Global or any Equipment Subsidiary (it being understood that the incurrence of any Qualifying Intercompany Indebtedness funded by Indebtedness Incurred by CNH Global or any Equipment Subsidiary may constitute Refinancing Indebtedness pursuant to this clause (III)) and (IV) Indebtedness of any Equipment Subsidiary that is not a Guarantor may be refinanced with Indebtedness of CNH Global or any other Equipment Subsidiary, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among Case New Holland, the Guarantors and the Initial Purchasers.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Replacement Assets" means assets (including, without limitation, raw materials, parts and other items of inventory in the ordinary course of business) and property (including, without limitation, the Capital Stock of a Person which becomes a Restricted Subsidiary as a result of such Investment) that will be used in the business of CNH Global and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of CNH Global that has not been designated by the Board of Directors of CNH Global, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.20.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" has the meaning set forth in the definition of Cash Equivalents.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to CNH Global or a Restricted Subsidiary of any property, whether owned by CNH Global or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by CNH Global or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

                  "Series A Preferred Stock" means the Series A Preference Shares, par value (euro)2.25 per share, issued by CNH Global on April 7 and 8, 2003.

                  "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by CNH Global or any Restricted Subsidiary of CNH Global which are reasonably customary in accounts receivable securitization transactions from time to time.

                  "Subordinated Indebtedness" means any Indebtedness of CNH Global or any Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor pursuant to a written agreement.

                  "Subsidiary," with respect to any Person, means

                  (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or

                  (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Transaction Date" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trust Officer" means, when used with respect to the Trustee, any officer of the Trustee within the Institutional Trust Services - Conventional Debt Unit (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(c)(2) and 7.05, also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Financial Services Subsidiary" of any Person means an Unrestricted Subsidiary that immediately prior to its designation constituted a Financial Services Subsidiary.

                  "Unrestricted Subsidiary" of any Person means

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated as such pursuant to and in compliance with Section 4.20; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

                  "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (A) the then outstanding aggregate principal amount of such Indebtedness into (B) the sum of the total of the products obtained by multiplying (I) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (II) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of CNH Global means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by CNH Global or any other Wholly Owned Restricted Subsidiary.

Section 1.02.     Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                                Term                                               Defined in Section
                                ----                                               ------------------
"Additional Amounts"....................................................                        4.23
"Additional Interest"...................................................            Exhibits A and B
"Additional Notes"......................................................                        2.02
"Affiliate Transaction".................................................                        4.13
"Agent Members".........................................................                        2.15
"Authenticating Agent"..................................................                        2.02
"Bankruptcy Code".......................................................                        9.04
"Bankruptcy Law"........................................................                        6.01
"Base Currency".........................................................                       11.13
"Belgian Guarantor".....................................................                       10.03
"Change of Control Offer"...............................................                        4.15
"Change of Control Payment".............................................                        4.15
"Change of Control Payment Date"........................................                        4.15
"Covenant Defeasance"...................................................                        9.03
"Custodian".............................................................                        6.01
"Designation"...........................................................                        4.20
"Dutch Guarantor".......................................................                       10.03
"English Guarantor".....................................................                       10.03
"Event of Default"......................................................                        6.01
"Future Guarantor"......................................................                       10.03
"German Guarantor"......................................................                       10.03
"Global Notes"..........................................................                        2.01
"Guarantee".............................................................                        4.19
"Judgment Currency".....................................................                       11.13
"Legal Defeasance"......................................................                        9.02
"Legal Holiday".........................................................                       11.07
"Make-Whole Redemption".................................................            Exhibits A and B
"Net Proceeds Offer"....................................................                        4.12
"Net Proceeds Offer Amount".............................................                        4.12
"Net Proceeds Offer Payment Date".......................................                        4.12
"Net Proceeds Offer Trigger Date".......................................                        4.12
"Other Guarantor".......................................................                       10.03

"Paying Agent"..........................................................                        2.03
"Payment Default".......................................................                        6.01
"Permitted Indebtedness"................................................                        4.10
"Private Placement Legend"..............................................                        2.17
"Qualified Equity Offering".............................................            Exhibits A and B
"Rate(s) of Exchange"...................................................                       11.13
"Reference Date"........................................................                        4.11
"Registrar".............................................................                        2.03
"Regulation S Global Note"..............................................                        2.01
"Resale Restriction Termination Date"...................................                        2.16
"Restricted Payment"....................................................                        4.11
"Revocation"............................................................                        4.20
"Rule 144A Global Note".................................................                        2.01
"Taxes".................................................................                        4.23
"Taxing Jurisdiction"...................................................                        4.23
"U.S. Guarantor"........................................................                       10.03

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means Case New Holland, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) words used herein implying any gender shall apply to every gender;

                  (6) "$", "U.S. Dollars" and "Dollars" each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

                  (7) whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest and Additional Amounts to the extent that, in such context, Additional Interest and/or Additional Amounts are, were or would be payable in respect thereof.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.     Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both Case New Holland and the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Case New Holland and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The Notes shall be issued initially in the form of two or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the " Rule 144A Global Note") and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by Case New Holland and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02.     Execution and Authentication.

                  The Notes shall be executed on behalf of Case New Holland by two Officers of Case New Holland or an Officer and the Secretary of Case New Holland. Such signatures may be either manual or facsimile.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature shall be manual. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authentication agent (the "Authenticating Agent") shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $1,000,000,000,
(ii) additional Notes ("Additional Notes") for original issue following the date of this Indenture in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10 hereof) for original issue upon a written order of Case New Holland in the form of an Officer's Certificate in aggregate principal amount as specified in such order, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, in each case upon written orders of Case New Holland in the form of an Officer's Certificate. The Officer's Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as a Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

                  Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to Case New Holland. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with Case New Holland and Affiliates of Case New Holland.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 2.03.     Registrar and Paying Agent.

                  Case New Holland shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon Case New Holland in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide Case New Holland a current copy of such register from time to time upon request of Case New Holland. Case New Holland may have one or more co-Registrars and one or more additional Paying Agents. Neither Case New Holland nor any Affiliate of Case New Holland may act as Paying Agent. Case New Holland may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

                  Case New Holland shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. Case New Holland shall notify the Trustee of the name and address of any such Agent. If Case New Holland fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. Case New Holland initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.     Paying Agent to Hold Assets in Trust.

                  Case New Holland shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by Case New Holland or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. Case New Holland at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by Case New Holland to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.     Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Case New Holland shall furnish or cause the Registrar to furnish to the Trustee on or before each February 1 and August 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.     Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16 hereof, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Case New Holland and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, Case New Holland shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or ex-change, but Case New Holland may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.12, 4.15 or 9.06 hereof, in which event Case New Holland shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.     Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of Case New Holland and the Trustee that the Note has been lost, destroyed or wrongfully taken, Case New Holland shall issue and the Trustee shall authenticate a replacement Note. An indemnity or a security bond may be required by Case New Holland or the Trustee that is sufficient in the judgment of Case New Holland and the Trustee to protect Case New Holland, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to Case New Holland and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of Case New Holland and the Trustee may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, Case New Holland in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

    Every replacement Note is an additional obligation of Case New Holland.

Section 2.08.     Outstanding Notes.

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until Case New Holland and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

                  If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.     Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by Case New Holland or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Case New Holland shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.     Temporary Notes.

                  Until definitive Notes are ready for delivery, Case New Holland may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of Case New Holland in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that Case New Holland considers appropriate for temporary Notes. Without unreasonable delay, Case New Holland shall prepare and the Trustee shall authenticate upon receipt of a written order of Case New Holland pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.     Cancellation.

                  Case New Holland at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of Case New Holland, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07 hereof, Case New Holland may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If Case New Holland shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. In no event shall the Trustee be required to destroy cancelled Notes.

Section 2.12.     Defaulted Interest.

                  Case New Holland shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. Case New Holland shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

                  If Case New Holland defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Case New Holland for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, Case New Holland shall mail to each Holder, as of a recent date selected by Case New Holland, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) hereof shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.     Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date and Maturity Date, Case New Holland shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.     CUSIP Number.

                  Case New Holland in issuing the Notes may use "CUSIP", "ISIN" or such other numbers, and if so, the Trustee shall use such CUSIP, ISIN or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or such other numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. Case New Holland shall promptly notify the Trustee of any change in the CUSIP, ISIN or such other number.

Section 2.15.     Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17 hereof.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by Case New Holland, the Trustee and any agent of Case New Holland or the Trus-tee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Case New Holland, the Trustee or any agent of Case New Holland or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                  (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16 hereof. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies Case New Holland that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by Case New Holland within 90 days of such notice or
(ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

                  (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and Case New Holland shall execute, and the Trustee shall, upon receipt of an authentication order from Case New Holland in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16 hereof, bear the Private Placement Legend.

                  (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.     Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

                  (i)      to register the transfer of the Certificated Notes;
         or

                  (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

                  (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which Case New Holland or any Affiliate of Case New Holland was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of Case New Holland, by the following additional information and documents, as applicable:

                           (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit C hereto); or

                           (B)      if such Certificated Note is being
                  transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                           (C)      if such Certificated Note is being
                  transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

                           (D)      if such Certificated Note is being
                  transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit C hereto), certificates of the transferee in substantially the form of Exhibit D and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transfer is in compliance with the Securities Act; or

                           (E)      if such Certificated Note is being
                  transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto) and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transfer is in compliance with the Securities Act; or

                           (F)      if such Certificated Note is being
                  transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Re-striction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, Case New Holland shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transaction is in compliance with the Securities Act); and

                  (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, Case New Holland shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and Case New Holland shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, Case New Holland shall issue and the Trustee shall, upon written instructions from Case New Holland in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration in-structions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                  (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

                  (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of Exhibit C hereto), a certificate of the transferee in substantially the form of Exhibit D and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of Case New Holland, an Opinion of Counsel reasonably satisfactory to Case New Holland to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, Case New Holland will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02 hereof, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                  (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) hereof shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to Case New Holland and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  None of Case New Holland, the Trustee, any agent of Case New Holland or the Trustee (including any Paying Agent or Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this
Section 2.16. Case New Holland shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.     Restrictive Legends.

                  Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by Case New Holland and the Holder thereof:

                  THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE

         "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
         (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
         (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, IF THE ISSUER SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

                  Each Global Note shall also bear the following legend:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.     Notices to Trustee.

                  If Case New Holland elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, Case New Holland shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.     Selection of Notes to Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the pro-ceeds of any Qualified Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as Case New Holland has deposited with the Paying Agents funds in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

Section 3.03.     Notice of Redemption.

                  Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN or other number(s) thereof) and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                  (4)      the name, address and telephone number of the Paying
         Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless Case New Holland defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.     Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 hereof is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.     Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, Case New Holland shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

                  On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12 hereof.

Section 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.     Payment of Notes.

                  Case New Holland shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  Case New Holland shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section
2.12 hereof.

Section 4.02.     Reports to Holders.

                  Whether or not CNH Global is then subject to Section 13(a) or 15(d) of the Exchange Act, CNH Global will furnish to the Trustee and the Holders, so long as the Notes are outstanding: (i) reports on Form 6-K relating to quarterly financial information substantially in the form of the Form 6-K filed by CNH Global on April 25, 2003; provided, that such reports on Form 6-K will be so furnished no later than 45 days after the end of the fiscal quarter relating to such quarterly report; and (ii) annual reports on Form 20-F substantially in the form of the Form 20-F filed by CNH Global for the fiscal year ended December 31, 2002; provided, that such reports on Form 20-F will be so furnished no later than the date by which CNH Global would be required so to file such report if then required to file such a report under the Exchange Act; provided, however, that to the extent that CNH Global ceases to qualify as a "foreign private issuer" within the meaning of the Exchange Act, whether or not CNH Global is then subject to Section 13(a) or 15(d) of the Exchange Act, CNH Global will furnish to the Trustee and the Holders, so long as the Notes are outstanding (x) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if CNH Global were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of CNH Global and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by CNH Global's certified independent accountants; and (y) all current reports that would be required to be filed with the Commission on Form 8-K if CNH Global were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

                  In addition, whether or not required by the rules and regulations of the Commission, CNH Global will electronically file or furnish, as the case may be, a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, CNH Global will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. CNH Global shall also comply with the provisions of TIA Section 314(a).

                  Should Case New Holland deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act, delivery of such information, reports or certificates or any annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Case New Holland's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.03.     Waiver of Stay, Extension or Usury Laws.

                  CNH Global and Case New Holland covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive Case New Holland from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) CNH Global and Case New Holland hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.     Compliance Certificate; Notice of Default; Tax Information.

                  (a) CNH Global shall deliver to the Trustee, within 90 days after the end of its fiscal year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of Case New Holland) stating that a review of the activities of CNH Global and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether CNH Global and Case New Holland have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge CNH Global and Case New Holland have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action CNH Global and Case New Holland are taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should Case New Holland elect to change the manner in which it fixes its fiscal year end.

                  (b)      The annual financial statements delivered pursuant to
Section 4.02 hereof shall be accompanied by a written report addressed to the Trustee of CNH Global's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of the financial statements included therein nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture of the Notes, Case New Holland shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or facsimile transmission followed by hard copy by overnight courier, registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action CNH Global and Case New Holland are taking or propose to take within five Business Days of their becoming aware of such occurrence.

                  (d) Case New Holland, or one of its representatives, agents or employees, shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

Section 4.05.     Payment of Taxes and Other Claims.

                  CNH Global shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that CNH Global shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.06.     Corporate Existence.

                  Subject to Article 5 hereof, CNH Global and Case New Holland shall each do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of CNH Global and Case New Holland and their respective Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of CNH Global and its Subsidiaries taken as a whole; and provided that CNH Global shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries (other than Case New Holland), if the Board of Directors of CNH Global shall determine that the preservation thereof is no longer desirable in the conduct of the business of CNH Global and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.     Maintenance of Office or Agency.

                  Case New Holland shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Case New Holland in respect of the Notes and this Indenture may be served. Case New Holland shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Case New Holland shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02 hereof.

                  Case New Holland may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Case New Holland shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  Case New Holland hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.02 hereof as such office of Case New Holland.

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                                      -47-

Section 4.08.     Compliance with Laws.

                  CNH Global shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of CNH Global and its Subsidiaries taken as a whole.

Section 4.09.     Maintenance of Properties and Insurance.

                  (a) CNH Global shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of CNH Global's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.09 shall prevent CNH Global or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of CNH Global or of the Board of Directors of any Subsidiary of CNH Global concerned, or of an officer (or other agent employed by CNH Global or of any of its Subsidiaries) of CNH Global or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of CNH Global or any Subsidiary of CNH Global, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) CNH Global shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

Section 4.10.     Limitation on Incurrence of Additional
                  Indebtedness and Issuance of Preferred Stock.

                  CNH Global shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and CNH Global shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that CNH Global may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Case New Holland and any Equipment Subsidiary Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Preferred Stock if on the date of the incurrence of such Indebtedness or the issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of CNH Global would be greater than 2.0 to 1.0.

                  The first paragraph of this Section 4.10 shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Preferred Stock, as applicable (collectively, "Permitted Indebtedness"):

                  (1) Indebtedness under the Notes issued in the Offering in an aggregate principal amount not to exceed $750 million and any Guarantees thereof;

                  (2) Indebtedness of CNH Global and its Equipment Subsidiaries incurred pursuant to one or more Credit Facilities; provided, however, that the aggregate principal amount of Net Indebtedness at any time outstanding shall not exceed $2.0 billion, less the amount of any such Indebtedness permanently retired with the Net Cash Proceeds from any Asset Sale applied from and after the Issue Date to reduce the amounts outstanding thereunder pursuant to Section
         4.12 hereof;

                  (3) Indebtedness of or the issuance of Preferred Stock (including, without limitation, Acquired Indebtedness and any Indebtedness or Preferred Stock issued to CNH Global or any Equipment Subsidiaries) by any Financial Services Subsidiary of CNH Global; provided that on the date of the incurrence of such Indebtedness or the issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Financial Subsidiary Leverage Ratio of the Financial Services Subsidiaries would be less than 5.5 to 1.0;

                  (4) other Indebtedness of CNH Global and its Equipment Subsidiaries outstanding on the Issue Date (including, but not limited to, the Fiat Promissory Notes and the Intesa BCI Indebtedness) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                  (5) Hedging Obligations of CNH Global or any Restricted Subsidiary, as the case may be, that are incurred in the ordinary course of business; provided, however, that such Hedging Obligations are entered into, in the good faith judgment of CNH Global, to protect CNH Global and its Restricted Subsidiaries from (a) fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture, (b) fluctuations in foreign currency rates, (c) commodity price risk with respect to commodities purchased by CNH Global or any Restricted Subsidiary or (d) any combination of the foregoing, and, in each case, not for speculative purposes;

                  (6) Indebtedness or Preferred Stock of an Equipment Subsidiary to CNH Global or another Equipment Subsidiary for so long as such Indebtedness or Preferred Stock is held by CNH Global or an Equipment Subsidiary; provided that (A) any Indebtedness of Case New Holland to CNH Global or any other Equipment Subsidiary is unsecured and subordinated, pursuant to a written agreement, to Case New Holland's obligations under this Indenture and the Notes and (B) if as of any date any Person other than CNH Global or an Equipment Subsidiary owns or holds any such Indebtedness or Preferred Stock or holds a Lien in respect of such Indebtedness (other than any Lien permitted by clause (B) of paragraph (a) of Section 4.14 hereof), such date shall be deemed the incurrence of Indebtedness or the issuance of Preferred Stock, as the case may be, not constituting Permitted Indebtedness by the issuer of such Indebtedness or Preferred Stock;

                  (7) Indebtedness of a Financial Services Subsidiary to another Financial Services Subsidiary for so long as such Indebtedness is held by a Financial Services Subsidiary; pro-vided that if as of any date any Person other than a Financial Services Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than any Lien permitted by clause
         (B) of paragraph (a) of Section 4.14 hereof), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                  (8) Indebtedness of CNH Global to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary; provided that (A) any Indebtedness of CNH Global to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to CNH Global's obligations under this Indenture and the Guarantee of CNH Global and (B) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than any Lien permitted by clause (B) of paragraph (a) of Section 4.14 hereof), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by CNH Global;

                  (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft (including, without limitation, any overdraft (including any daylight overdraft)) or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within fifteen Business Days after receipt of notice from such bank or other financial institution;

                  (10) Indebtedness of CNH Global or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations in the ordinary course of business;

                  (11) Indebtedness represented by Purchase Money Indebtedness and Capitalized Lease Obligations not to exceed 2.5% of Consolidated Net Tangible Assets of CNH Global and its Equipment Subsidiaries;

                  (12)     Refinancing Indebtedness;

                  (13) Non-Recourse Accounts Receivable Subsidiary Indebtedness and Indebtedness under ARS Promissory Notes, in each case incurred by any Accounts Receivable Subsidiary in a Qualified Receivables Transaction;

                  (14) the Attributable Indebtedness of any Excluded Sale and Leaseback Transaction; and

                  (15) additional Indebtedness of CNH Global and its Restricted Subsidiaries in an aggregate principal amount not to exceed $150.0 million at any one time outstanding.

For purposes of determining compliance with this Section 4.10:

                  (1) in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through
         (15) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, CNH Global may, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence or, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant;

                  (2) (a) Indebtedness of CNH Global or any Equipment Subsidiary under any Existing Credit Facility outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (2) of the second paragraph of this covenant and CNH Global shall not be permitted to reclassify any portion of such Indebtedness thereafter,
         (b) Indebtedness of any Financial Services Subsidiary to CNH Global or any Equipment Subsidiary shall be deemed to have been incurred pursuant to clause (3) of the second paragraph of this covenant and (c) Non-Recourse Accounts Receivable Subsidiary Indebtedness outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause
         (13) of the second paragraph of this covenant;

                  (3) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this covenant;

                  (4) the maximum amount of Indebtedness that CNH Global or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; and

                  (5) the U.S. dollar-equivalent principal amount of any Indebtedness or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was incurred, or first committed, in the case of revolving credit Indebtedness, or the Preferred Stock was issued, as applicable; provided that if any Indebtedness is incurred to Refinance Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of the Indebtedness incurred to Refinance such outstanding Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

                  Additionally, CNH Global shall not, and will not permit any other Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of CNH Global or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or any Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of CNH Global or such Guarantor, as the case may be.

Section 4.11.     Limitation on Restricted Payments.

                  CNH Global shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any distribution (other than (i) dividends or distributions payable in Qualified Capital Stock of CNH Global and (ii) in the case of Restricted Subsidiaries, dividends or distributions to CNH Global or any other Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of the same class of Capital Stock of such Restricted Subsidiary) on or in respect of shares of its Capital Stock to holders of such Capital Stock;

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of CNH Global or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

                  (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of CNH Global or any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee of the Notes (other than a purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value in anticipation of satisfying a scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within one year of the date of such acquisition or retirement); or

                  (d)      make any Investment (other than Permitted
         Investments)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) above being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) CNH Global is not able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof; or

                  (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after the Issue Date (the amount expended for such purpose, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

                           (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of CNH Global earned during the period beginning on October 1, 2003 and ending on the last date of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus

                           (x) 100% of the net proceeds (including the Fair Market Value of any property or assets) received by CNH Global from any Person (other than a Subsidiary of CNH Global) subsequent to the Issue Date and on or prior to the Reference Date (a) as a contribution to the common equity capital of CNH Global by any holder of CNH Global's Capital Stock or (b) from the issuance and sale of Qualified Capital Stock of CNH Global (excluding any net proceeds from a Qualified Equity Offering to the extent used to redeem Notes); plus

                           (y) without duplication of any amounts included in clause (3)(x) above, the aggregate amount by which Indebtedness (other than Subordinated Indebtedness) of CNH Global or any Restricted Subsidiary is reduced on CNH Global's consolidated balance sheet subsequent to the Issue Date and on or prior to the Reference Date upon the conversion or exchange of any Indebtedness for Qualified Capital Stock of CNH Global (other than to the extent of any Qualified Capital Stock issued to any Subsidiary of CNH Global); plus

                           (z)      with duplication, the sum of:

                                    (i)      the aggregate amount returned in
                           cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                                    (ii)     the net cash proceeds received by
                           CNH Global or any of the Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of CNH Global); and

                                    (iii)    upon Revocation of the status of an
                           Unrestricted Subsidiary as an Unrestricted
                           Subsidiary, the Fair Market Value of CNH Global's and the Restricted Subsidiaries' Investment in such Subsidiary;

                  provided, however, that the sum of clauses (i), (ii) and (iii) above shall not exceed the sum of (I) the aggregate amount of all such Investments made subsequent to the Issue Date and
                  (II) without duplication of clause (I), one half of the gain from any disposition of all or any portion of such Investments (other than to a Subsidiary of CNH Global) made subsequent to the Issue Date.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of CNH Global, either (i) solely in exchange for shares of Qualified Capital Stock of CNH Global or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of CNH Global) of shares of Qualified Capital Stock of CNH Global;

                  (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of Case New Holland or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of CNH Global, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of CNH Global) of (a) shares of Qualified Capital Stock of CNH Global or (b) Refinancing Indebtedness; and

                  (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by CNH Global of Capital Stock (or rights or options therefor) of CNH Global from employees of CNH Global or any Subsidiary or their authorized representatives, upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $2.5 million in any calendar year;

                  (5) if no Default or Event of Default shall have occurred and be continuing, the payment of pro rata cash dividends on shares of the common stock of CNH Global to the holders thereof in an amount not to exceed $33.0 million in any calendar year;

                  (6) if no Default or Event of Default shall have occurred and be continuing, commencing in calendar year 2005, the payment of cash dividends on the shares of Series A Preferred Stock outstanding on the Issue Date in an amount not to exceed $50.0 million in any calendar year; and

                  (7) additional Restricted Payments in an aggregate amount not to exceed $20.0 million.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this Section 4.11, amounts expended pursuant to clauses (1),
(2)(ii), (3)(ii)(a), (4), (5) and (6) shall be included in such calculation.

Section 4.12.     Limitation on Asset Sales.

                  CNH Global shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) CNH Global or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

                  (2) at least 75% of the consideration received by CNH Global or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of:

                           (a) any liabilities (as shown on CNH Global's or such Restricted Subsidiary's most recent balance sheet), of CNH Global or any of its Restricted Subsidiaries (other than (x) contingent liabilities and liabilities that are by their terms subordinated to the Notes and (y) Indebtedness owed to CNH Global and its Subsidiaries) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2); and

                           (b) any securities, notes or other obligations received by CNH Global or any such Restricted Subsidiary from such transferee that are converted by CNH Global or such Restricted Subsidiary into cash (to the extent of the cash received) within 365 days following the closing of such Asset Sale shall be deemed to be cash for purposes of this clause
                  (2); and

                  (3) upon the consummation of an Asset Sale, CNH Global shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days after receipt thereof either to:

                           (A) repay Indebtedness under any Credit Facility under which CNH Global or such Restricted Subsidiary is an obligor and permanently retire such Indebtedness,

                           (B) acquire (or enter into a binding agreement to acquire, which acquisition must be consummated within 180 days after the end of the 365-day period following receipt of any Net Cash Proceeds) Replacement Assets, or

                           (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

                  On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of CNH Global or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the preceding paragraph (each, a "Net Proceeds Offer Amount") shall be applied by Case New Holland to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, to the extent required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of such Pari Passu
Debt) on a pro rata basis, that principal amount of Notes (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Debt) to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by CNH Global or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.12.

                  Notwithstanding the first two paragraphs of this covenant, CNH Global and its Restricted Subsidiaries will be permitted to enter into and consummate one or more Permitted Asset Swaps without complying with such paragraphs (except to the extent of any Net Cash Proceeds received in connection with such Permitted Asset Swap which shall constitute Net Cash Proceeds for purposes of this Section 4.12) to the extent that at the time of entering into each such Permitted Asset Swap and immediately after giving effect to such Permitted Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

                  Case New Holland may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales or deemed Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). The first such date the aggregate unutilized Net Proceeds Offer Amount is equal to or in excess of $25.0 million shall be treated for this purpose as the Net Proceeds Offer Trigger Date.

                  Pending the final application of any such Net Cash Proceeds, CNH Global or any such Restricted Subsidiary may apply such Net Cash Proceeds to temporarily reduce Indebtedness under any revolving credit facility or other Indebtedness included under "Current Liabilities" on CNH Global's consolidated balance sheet or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

                  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall state:

                  (1) that the Net Proceeds Offer is being made pursuant to this Section 4.12;

                  (2) that such Holders have the right to require Case New Holland to apply the Net Proceeds Offer Amount (less any amount to be (and actually) applied to any Pari Passu Debt) to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no less than 30 days nor more than 60 days from the applicable Net Proceeds Offer Trigger Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Net Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Net Proceeds Offer Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance of the Net Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (8) the calculations used in determining the amount of Net Proceeds Offer Amount to be applied to the purchase of such Notes;

                  (9) any other procedures that a Holder must follow to accept a Net Proceeds Offer or effect withdrawal of such acceptance; and

                  (10)     the name and address of the Paying Agent.

                  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes and holders of Pari Passu Debt properly tender such Pari Passu Debt in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Debt will be purchased on a pro rata basis based on aggregate amounts of Notes and Pari Passu Debt tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. If the principal amount of Notes tendered in response to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, such funds will no longer constitute Net Cash Proceeds and may be used for any purpose not otherwise prohibited by this Indenture.

                  Case New Holland shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, Case New Holland shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

                  CNH Global shall not permit any Unrestricted Financial Services Subsidiary to consummate a transaction that would constitute an Asset Sale had it been consummated by a Restricted Subsidiary unless such Unrestricted Financial Services Subsidiary receives Fair Market Value for the assets, net of any liabilities assumed, sold or disposed of.

Section 4.13.     Limitation on Transactions with Affiliates.

                  (a) CNH Global shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than:

                  (x) Affiliate Transactions permitted under paragraph (b) below; and

                  (y) Affiliate Transactions on terms that are not less favorable than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of CNH Global or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan (other than Permitted Financing Support Services)) involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by a majority of the Disinterested members of the Board of Directors of CNH Global, such approval to be evidenced by a Board Resolution stating that such Disinterested members of the Board of Directors have determined that such transaction complies with the foregoing provisions. If CNH Global or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan (other than Permitted Financing Support Services)) that involves an aggregate Fair Market Value of more than $25.0 million or as to which there are no Disinterested members of the Board of Directors of CNH Global, CNH Global or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to CNH Global or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in paragraph (a) above shall not apply to:

                  (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of CNH Global or any Restricted Subsidiary as determined in good faith by CNH Global's Board of Directors or senior management;

                  (2) transactions exclusively between or among CNH Global and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

                  (4)      Restricted Payments permitted by this Indenture;

                  (5) transactions effected as part of a Qualified Receivables Transaction;

                  (6) any agreement or arrangement (and any transaction effectuated pursuant thereto) with Fiat or any of its Subsidiaries relating to the provision of (i) debt financing, guarantees, currency, interest rate and commodity protection contracts, treasury or cash management services and any services reasonably related to any of the foregoing and/or (ii) shared services relating to the administrative and operating activities of CNH Global and its Restricted Subsidiaries, in each case in the ordinary course of business of CNH Global and its Restricted Subsidiaries; provided that, either the Board of Directors or senior management of CNH Global shall have determined that each such agreement and arrangement is on terms that are not less favorable than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of CNH Global or such Restricted Subsidiary; and

                  (7) agreements or arrangements (and transactions effectuated pursuant thereto) with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business of CNH Global and its Restricted Subsidiaries; provided that, either the Board of Directors or senior management of CNH Global shall have determined that each such agreement and arrangement is on terms that are not less favorable than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of CNH Global or such Restricted Subsidiary.

Section 4.14.     Limitation on Liens.

                  (a) CNH Global shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of CNH Global or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

                  (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                  (2) in all other cases, the Notes are equally and ratably secured,

for so long as any Indebtedness or other obligations giving rise to the creation of a Lien in favor of the Notes are so secured, except for:

                  (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                  (B) (I) Liens securing Indebtedness in an aggregate principal amount not to exceed the greater of (i) $2.0 billion incurred pursuant to clause (2) of the second paragraph of Section 4.10 hereof and (ii) an amount equal to 2.5 times Consolidated EBITDA for the most recently ended Four Quarter Period for which financial statements are available and (II) Liens securing Indebtedness incurred pursuant to clause (3) of the second paragraph of Section 4.10 hereof; and

                  (C)      Permitted Liens.

                  (b) In the event that section (a) of this Section 4.14 no longer applies to CNH Global and its Restricted Subsidiaries in light of the circumstances described in Section 4.22, CNH Global will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of CNH Global or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless:

                  (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                  (2) in all other cases, the Notes are equally and ratably secured,

for so long as any Indebtedness or other obligations giving rise to the creation of a Lien in favor of the Notes are so secured, except for:

                  (A) Liens existing on the date the Notes reach Investment Grade Status to the extent and in the manner such Liens are in effect on the date the Notes reach Investment Grade Status;

                  (B)      Permitted Liens; and

                  (C)      in addition to the Liens described in clauses (A) and
         (B) above, additional Liens not to exceed 15.0% of the Consolidated Net Tangible Assets of CNH Global and its Restricted Subsidiaries.

Section 4.15.     Change of Control.

                  Upon the occurrence of a Change of Control, each Holder will have the right to require that Case New Holland purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the "Change of Control Payment") in accordance with the procedures set forth below.

                  Within 30 days following the date on which the Change of Control occurs, Case New Holland must send by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the Change of Control Payment and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless Case New Holland defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of the Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (9)      the name and address of the Paying Agent.

                  On the Change of Control Payment Date, Case New Holland shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Case New Holland.

                  The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  Case New Holland shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, Case New Holland shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section
4.15 by virtue thereof.

Section 4.16.     Limitation on Dividend and Other Payment
                  Restrictions Affecting Restricted Subsidiaries.

                  CNH Global shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (b) make loans or advances or to pay any Indebtedness or other obligation owed to CNH Global or any other Restricted Subsidiary; or

                  (c) transfer any of its property or assets to CNH Global or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reasons of:

                  (1) any agreements (including, without limitation, any Existing Credit Facility) existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that the encumbrances and restrictions contained in any such amendments, restatements, renewals, replacements or refinancings are not, taken as a whole, materially more restrictive than the encumbrances or restrictions contained in such agreements on the Issue Date;

                  (2) any Credit Facility or any Indebtedness incurred under clause (3) of the second paragraph of Section 4.10 if (x) either
         (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or
         (ii) either senior management or the Board of Directors of CNH Global determines at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not affect the ability of Case New Holland to make principal or interest payments on the Notes as and when due and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined in good faith by either senior management or the Board of Directors of CNH Global);

                  (3)      this Indenture, the Notes and the Guarantees;

                  (4)      applicable law, rule, regulation or order;

                  (5) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

                  (6) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (7) Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to clause (11) of the second paragraph of Section 4.10 hereof that impose limitations of the nature described in clause (c) of the first paragraph of this Section 4.16;

                  (8) customary restrictions on the transfer of any property or assets arising under a security agreement governing a Lien permitted under this Indenture;

                  (9) any agreement governing Refinancing Indebtedness; provided, however, that the encumbrances or restrictions contained in any such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than the provisions relating to such encumbrances or restrictions contained in the Indebtedness being refinanced;

                  (10) any agreement governing the sale or disposition of all or substantially all of the Capital Stock or assets of any Restricted Subsidiary which restricts dividends and distributions pending such sale or disposition; and

                  (11) Non-Recourse Accounts Receivable Subsidiary Indebtedness or other contractual requirements of an Accounts Receivable Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivable Subsidiary or Qualified Receivables Assets which are subject to a Qualified Receivables Transaction.

Section 4.17.      Limitation on Sale and Leaseback Transactions.

                  (a) CNH Global shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that CNH Global or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

                  (1) CNH Global or that Restricted Subsidiary, as applicable, could have

                           (A) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph or pursuant to clause (3) of the second paragraph, as the case may be, of Section 4.10; and

                           (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.14 above;

                  (2) the consideration received in that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property sold; and

                  (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.12 hereof.

                  Notwithstanding the foregoing, CNH Global or any Restricted Subsidiary may enter into and consummate any Excluded Sale and Leaseback Transaction without complying with the foregoing provisions.

                  (b) In the event that paragraph (a) of this covenant no longer applies to CNH Global and its Restricted Subsidiaries in light of the circumstances described in Section 4.22, CNH Global shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:

                  (1) CNH Global or such Restricted Subsidiary could have incurred a Lien to secure such Indebtedness pursuant to Section 4.14 above; and

                  (2) the consideration received in that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property sold; and

                  (3) the gross cash proceeds of such transaction are applied within 365 days of the receipt thereof either to

                           (A) repay Indebtedness under any Credit Facility and permanently retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid;

                           (B) acquire any property or assets useful to the business of CNH Global and its Restricted Subsidiaries; or

                           (C)      any combination of clauses (A) and (B)
                  above.

                  Notwithstanding the foregoing, CNH Global or any Restricted Subsidiary may enter into and consummate any Excluded Sale and Leaseback Transaction without complying with the foregoing provisions.

Section 4.18.     Payments for Consent.

                  CNH Global shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantees unless such consideration is offered to be paid to all Holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 4.19.     Issuance of Subsidiary Guarantees.

                  CNH Global shall not cause or permit any of its Restricted Subsidiaries (other than Case New Holland), directly or indirectly, to guarantee any Indebtedness of CNH Global or Case New Holland (other than Indebtedness under any Credit Facility incurred pursuant to clause (2) of the second paragraph of Section 4.10 hereof) unless such Restricted Subsidiary:

                  (1) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of Case New Holland's obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

                  (2) delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

                  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of Article 10. CNH Global may cause any other Restricted Subsidiary of CNH Global to issue a Guarantee and become a Guarantor.

Section 4.20.     Limitation on Designations of Unrestricted Subsidiaries.

                  After the Issue Date, CNH Global may designate any Subsidiary of CNH Global (other than Case New Holland or a Subsidiary of CNH Global which owns Capital Stock of Case New Holland or a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (2) (A) in the case of a Subsidiary other than a Financial Services Subsidiary, (i) prior to reaching Investment Grade Status, CNH Global would be permitted under this Indenture to make a Restricted Payment pursuant to the first paragraph of Section 4.11 hereof at the time of Designation (assuming the effectiveness of such Designation) in an amount equal to the Fair Market Value of CNH Global's and the Restricted Subsidiaries' Investment in such Subsidiary on such date and (ii) from and after the date the Notes reach Investment Grade Status, the Fair Market Value of CNH Global's and the Restricted Subsidiaries' outstanding Investments (calculated at the time such Investment is made) in (x) any such Subsidiary may not exceed $1.0 million and (y) all such Subsidiaries may not exceed $10.0 million in the aggregate, and (B) in the case of a Financial Services Subsidiary, immediately prior to or concurrently with such Designation, such Financial Services Subsidiary shall have repaid all Indebtedness owed to CNH Global and its Restricted Subsidiaries (and terminated all related commitments) and returned, in cash or Cash Equivalents or a combination thereof, an amount equal to all Investments made subsequent to the Issue Date in such Financial Services Subsidiary by CNH Global and its Restricted Subsidiaries except to the extent such return would cause such Financial Services Subsidiary to violate applicable capital adequacy or other regulatory requirements, in which case such obligation to return Investments made after the Issue Date shall, to the extent of any amount of Investment the return of which would violate such requirements, be deferred until the date of any Permitted Financial Services Disposition in respect of such Subsidiary.

         CNH Global shall not, and shall not cause or permit any Restricted Subsidiary to, at any time:

                  (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Indebtedness);

                  (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

                  (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section
4.11 hereof.

                  CNH Global may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation;

                  (2)      immediately after giving effect to such Revocation,
         (i) in the case of an Unrestricted Subsidiary not constituting an Unrestricted Financial Services Subsidiary, CNH Global would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof and (ii) in the case of an Unrestricted Subsidiary constituting an Unrestricted Financial Services Subsidiary, a Financial Services Subsidiary of CNH Global would be permitted to incur $1.00 of additional Indebtedness pursuant to clause
         (3) of the second paragraph of Section 4.10 hereof; and

                  (3) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by an Officers' Certificate of CNH Global delivered to the Trustee certifying compliance with the foregoing provisions.

                  As of the Issue Date each of the following Subsidiaries of CNH Global is hereby Designated as an Unrestricted Subsidiary:

                  Fiat Kobelco Construction Machinery S.p.A.;
                  Kobelco Construction America LLC;
                  O&K Orenstein & Koppel AG;
                  Bizon-Ukraina S.P.;
                  Harbin New Holland Ltd;
                  JV UzCaseMash LLC;
                  JV UzCaseService LLC;
                  JV UzCaseTractor LLC;
                  RosCaseMash;
                  Shanghai New Holland Agricultural Machinery Corporation; UzCaseagroleasing LLC;
                  Tri-County New Holland, Inc.;
                  Farmers New Holland, Inc.;
                  Challenger New Holland, Ltd.;
                  Rathell Farm Equipment Co., Inc.;
                  Northside New Holland, Inc.;
                  AgriServe, Inc.;
                  Sunrise Tractor Inc.;
                  Garden City New Holland, Inc.;
                  LaGrande New Holland, Inc.;
                  Niagara Frontier, Inc.;
                  Medicine Hat New Holland, Ltd.;
                  Memphis New Holland, Inc.;
                  West Shore New Holland, Inc.;
                  Ridgeview New Holland, Inc.;
                  Pensacola Tractor, Inc.;
                  Redwood Equipment, Inc.;
                  First State New Holland, Inc.;
                  St. Catharines New Holland, Ltd.;
                  Tallahassee New Holland, Inc.; and
                  Topeka New Holland, Inc.

Section 4.21.     Designation of Equipment Subsidiaries
                  and Financial Services Subsidiaries.

                  (a) On the Issue Date, CNH Global shall designate each of its Restricted Subsidiaries as being either an "Equipment Subsidiary" or a "Financial Services Subsidiary" and from and after the Issue Date, CNH Global shall cause each Restricted Subsidiary formed or acquired after the Issue Date (and each Unrestricted Subsidiary the Designation of which has been Revoked) to be des-ignated as either an "Equipment Subsidiary" or a "Financial Services Subsidiary"; provided that each such designation shall comply with the requirements of paragraph (b) below. The designation of each Restricted Subsidiary in existence on the Issue Date shall be set forth in Schedule 1 to this Indenture and the designation of each Restricted Subsidiary formed or acquired after the Issue Date shall be evidenced by an Officers' Certificate of CNH Global delivered to the Trustee certifying compliance with the foregoing provisions.

                  (b)      CNH Global shall not

                  (i) designate any Restricted Subsidiary as an Equipment Subsidiary unless the properties, assets and operations of such Restricted Subsidiary relate exclusively to the Equipment Business of CNH Global and its Restricted Subsidiaries; provided, however, that any Equipment Subsidiary may engage in activities described in the definition of "Financial Services Business" provided that such activities are not the primary business activities of such Equipment Subsidiary and are only incidental to, and undertaken in support of, the Equipment Business activities of such Equipment Subsidiary;

                  (ii) designate any Restricted Subsidiary as a Financial Services Subsidiary unless the properties, assets and operations of such Restricted Subsidiary relate exclusively to the Financial Services Business of CNH Global and its Restricted Subsidiaries;

                  (iii) permit any Restricted Subsidiary to own any properties or other assets or engage in any activities which would cause it to qualify as both an Equipment Subsidiary and a Financial Services Subsidiary; or

                  (iv) transfer any plant, property or equipment to any Financial Services Subsidiary or permit any Financial Services Subsidiary to own any plant, property or equipment other than, in each case, property and equipment incidental to the operation of the Financial Services Business.

                  Notwithstanding the foregoing, CNH Global shall at all times
(x) with respect to itself, satisfy the requirements for being an Equipment Subsidiary (notwithstanding that it is not a Subsidiary) and (y) cause Case New Holland to at all times be an Equipment Subsidiary.

Section 4.22.     Covenant Termination.

                  Immediately after the Notes have reached Investment Grade Status, and notwithstanding that the Notes may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, CNH Global and its Restricted Subsidiaries will be released from their obligations to comply with the restrictive covenants described in Sections 4.10 to 4.19 and Section 5.01 hereof, except for the covenants described under:

                  (1)      clause (b) of Section 4.14 hereof,

                  (2) Section 5.01 (other than clause (2) of the first paragraph thereof and clause (4) of the third paragraph thereof), and

                  (3)      clause (b) of Section 4.17 hereof.

Section 4.23.     Additional Amounts.

                  All payments made by CNH Global or any Foreign Subsidiary Guarantor under or with respect to a Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, "Taxes") imposed or levied by or on behalf of the government of The Netherlands or any other jurisdiction in which any Foreign Subsidiary Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a "Taxing Jurisdiction"), unless CNH Global or such Guarantor is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

                  If CNH Global or any Foreign Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Guarantee of such Guarantor, CNH Global or such Guarantor, as applicable, shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holder of such Note (including Additional Amounts) after such withholding or deduction of such Taxes shall not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

                  (1) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of the execution, delivery, registration or enforcement of such Note);

                  (2) any estate, inheritance, gift, sales excise, transfer or personal property tax or similar tax, assessment or governmental charge, subject to the last paragraph of this Section 4.23;

                  (3) any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the Guarantee of such Note;

                  (4) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on the Guarantee of such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, Holders at that time have been notified by CNH Global, any Foreign Subsidiary Guaran-tor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

                  (5) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

                  (6) any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment, or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

                  (7) any note where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, that Directive; or

                  (8)      any combination of items (1) through (7) above.

                  The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to CNH Global or a Foreign Subsidiary Guarantor.

                  CNH Global or the applicable Foreign Subsidiary Guarantor shall also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. CNH Global or the applicable Foreign Subsidiary Guarantor shall furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to CNH Global or such Foreign Subsidiary Guarantor, such other documentation that provides reasonable evidence of such payment by CNH Global or such Foreign Subsidiary Guarantor. Copies of such receipts or other documentation shall be made available to the Holders or the Paying Agents, as applicable, upon request.

                  At least 30 days prior to each date on which any payment under or with respect to any Notes is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if CNH Global or any Foreign Subsidiary Guarantor will be obligated to pay Additional Amounts with respect to such payment, CNH Global or such Foreign Subsidiary Guarantor will deliver to the Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee and Paying Agent to pay such Additional Amounts to Holders of such Notes on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

                  CNH Global and the Foreign Subsidiary Guarantors shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of their respective Guarantees of the Notes, this Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside the United States in which CNH Global, any Foreign Subsidiary Guarantor or any successor Person is organized or resident for tax purposes or any jurisdiction in which a Paying Agent is located, and CNH Global and the Foreign Subsidiary Guarantors agree to indemnify the Holders of the Notes for any such non-excluded taxes paid by such Holders.

                                   ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.     Limitation on Merger, Consolidation and Sale of Assets.

                  Neither CNH Global nor Case New Holland shall, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of CNH Global's assets (determined on a consolidated basis for CNH Global and its Restricted Subsidiaries) to any Person unless:

                  (1) (A) in the case of a merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition involving

                           (x)      CNH Global, CNH Global shall be the
                  surviving or continuing corporation or the Person (if other than CNH Global) formed by such consolidation or into which CNH Global is merged or the Person to which such Transfer or other disposition has been made shall be a Person organized and validly existing under the laws of a member state of the European Union (as it exists on the Issue Date), the United States or any State thereof or the District of Columbia; and

                           (y) Case New Holland, Case New Holland shall be the surviving or continuing corporation or the Person (if other than Case New Holland) formed by such consolidation or into which Case New Holland is merged or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, provided that if such successor Person is not a corporation there must at all times be a joint and several co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of such successor Person that (I) is a corporation organized and validly existing under the laws of any jurisdiction described above in this clause
                  (y) and (II) has no liabilities and engages in no activities other than its obligations under the Notes and activities incidental thereto; and

                           (B) the Person (if other than CNH Global or Case New Holland) formed by such consolidation or into which CNH Global or Case New Holland, as the case may be, is merged or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the "Surviving Entity") (and any co-issuer, if any) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of CNH Global or Case New Holland, as the case may be, under the Notes, the Guarantee of CNH Global, this Indenture and the Registration Rights Agreement on the part of CNH Global or Case New Holland to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), CNH Global or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (1)(B) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (4) CNH Global, Case New Holland or the Surviving Entity (and any co-issuer, if any), as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transaction) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of CNH Global shall be deemed to be the transfer of all or substantially all of the properties and assets of CNH Global.

                  No Guarantor (other than CNH Global or any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) shall, and CNH Global shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than CNH Global, Case New Holland or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a Person organized and existing under the laws of (x) if such Guarantor is organized and existing under the laws of the United States or any State thereof or the District of Columbia, the United States or any State thereof or the District of Columbia; (y) if such Guarantor is organized and existing under the laws of a member state of the European Union (as it exists on the Issue Date), (i) a member state of the European Union (as it exists on the Issue Date) or (ii) the United States or any State thereof or the District of Columbia; or (z) if such Guarantor is organized and existing under the laws of any other jurisdiction (i) a member state of the European Union (as it exists on the Issue Date),
         (ii) the United States or
         any State thereof or the District of Columbia or (iii) the jurisdiction or organization or existence of the Guarantor to which such consolidation or merger relates;

                  (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor under this Indenture, such Guarantor's Guarantee and the Registration Rights Agreement;

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, CNH Global could satisfy the provisions of clause (2) of the first paragraph of this Section 5.01; and

                  (5) CNH Global shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  For the avoidance of doubt, notwithstanding anything to the contrary in this Indenture, the Disposition of all or any portion of the Financial Services Business, including without limitation through the Disposition of all or any portion of the Capital Stock of any Financial Services Subsidiary or Unrestricted Financial Services Subsidiary or all or any portion of their respective assets or properties (including, without limitation, any Permitted Financial Services Disposition), shall not under any circumstances constitute a sale of all or substantially all of the assets of CNH Global, CNH Global and its Subsidiaries taken as a whole, any Guarantor or any Restricted Subsidiary, for any purposes whatsoever under this Indenture or the Notes.

Section 5.02.     Successor Person Substituted.

                  Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of Case New Holland or CNH Global, as the case may be, in accordance with Section 5.01 above, the successor entity formed by such consolidation or into which Case New Holland or CNH Global is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Case New Holland or CNH Global, as the case may be, under this Indenture with the same effect as if such successor entity had been named as Case New Holland or CNH Global, as the case may be, herein and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

                  Each of the following is an "Event of Default":

                  (a) the failure to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days;

                  (b) the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (c) a Default in the observance or performance of any other covenant or agreement contained in the Indenture which Default continues for a period of 30 days after Case New Holland receives written notice specifying the Default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a Default with respect to the covenant described under Section 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) a Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of CNH Global or any of its Restricted Subsidiaries (or the payment of which is guaranteed by CNH Global or any of its Restricted Subsidiaries) but excluding Non-Recourse Accounts Receivable Subsidiary Indebtedness, whether such Indebtedness now exists or is created after the Issue Date, which Default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million;

                  (e) one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against CNH Global or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (f) CNH Global, Case New Holland or any Significant Subsidiary or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case,

                                    (B)      consents to the entry of an order
                  for relief against it in an involuntary case,

                                    (C)      consents to the appointment of a
                  Custodian of it or for all or substantially all of its property,

                                    (D)      makes a general assignment for the
                  benefit of its creditors,

                                    (E)      generally is not able to pay its
                  debts as they become due, or

                                    (F)      takes any corporate action to
                  authorize or effect any of the foregoing;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against CNH Global, Case New Holland or any Significant Subsidiary or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary in an involuntary case,

                           (B) appoints a Custodian of CNH Global, Case New Holland or any Significant Subsidiary or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary or for all or substantially all of the property of CNH Global, Case New Holland or any Significant Subsidiary or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, or

                           (C) orders the liquidation of CNH Global, Case New Holland or any Significant Subsidiary or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

                  (h) any Guarantee of any Guarantor ceases to be in full force and effect or any Guarantee of such Guarantor is declared to be null and void and unenforceable or any Guarantee of such Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to Case New Holland and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if

                  (1) the rescission would not conflict with any judgment or decree;

                  (2) all Events of Default, other than nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived;

                  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) Case New Holland has paid all sums paid or advanced by the Trustee hereunder and its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and those of its agents and counsel; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. If an Event of Default specified in Section 6.01(f) or (g) occurs with respect to CNH Global or Case New Holland and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults and Events of Default.

                  Subject to Sections 2.09, 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. Case New Holland shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, Case New Holland, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.     Control by Majority.

                  Subject to Section 2.09 hereof, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.     Limitation on Suits.

                  Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

                  (1) such Holder has given the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                  (4) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

                  (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.     Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.     Collection Suit by Trustee.

                  If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Case New Holland for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01 hereof, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to Case New Holland (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.     Priorities.

                  Any money collected by the Trustee pursuant to this Article and any other money or property distributable in respect of Case New Holland's obligations under this Indenture after an Event of Default shall be applied in the following order:

                  FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: if the Holders are forced to proceed against Case New Holland or any Guarantor directly without the Trustee, to Holders for their collection costs;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  FOURTH: to Case New Holland or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

                  The Trustee, upon prior written notice to Case New Holland, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7

                                     TRUSTEE

Section 7.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which are specifically required to be delivered to the Trustee by any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with Case New Holland. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Case New Holland shall be sufficient if signed by an Officer of Case New Holland.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Case New Holland, personally or by agent or attorney at the sole cost of Case New Holland and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02.     Rights of Trustee.

                  Subject to Section 7.01 hereof:

                  (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of
         Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with Case New Holland, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Case New Holland's use of the proceeds from the sale of Notes or any money paid to Case New Holland pursuant to the terms of this Indenture and it shall not be responsible for any statement of Case New Holland in this Indenture or the Notes other than the Trustee's certificate of authentication.

Section 7.05.     Notice of Defaults.

                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

                  Within 90 days after the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit by mail to Holders of Notes, as their names and addresses appear in the Registrar, a notice of the Default or Event of Default known to the Trustee, unless such default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article 5 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This
Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.     Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (a) to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

                  (b) to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. Case New Holland shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.     Compensation and Indemnity.

                  Case New Holland shall pay to the Trustee from time to time such compensation as shall be agreed in writing between Case New Holland and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Case New Holland shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                  Case New Holland shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them (including attorney's fees and expenses) arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part. The Trustee shall notify Case New Holland promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, Case New Holland shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Case New Holland need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. Case New Holland need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure Case New Holland's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

                  In addition and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The obligation of Case New Holland under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination or satisfaction and discharge of this Indenture.

                  "Trustee" for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.     Replacement of Trustee.

                  The Trustee may resign at any time by so notifying Case New Holland in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and Case New Holland in writing and may appoint a successor Trustee. Case New Holland may remove the Trustee at its election if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b)      the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Case New Holland shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by Case New Holland.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Case New Holland. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07 hereof, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Case New Holland or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of Case New Holland, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, Case New Holland's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Consolidation, Merger or Conversion.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and Case New Holland shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Case New Holland are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to Case New Holland as obligors of the Notes.

                                   ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.     Without Consent of Holders.

                  Case New Holland and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                  (3)      to comply with Article 5 hereof;

                  (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to make any change that would provide any additional benefit or rights to the Holders;

                  (6) to add to the covenants of Case New Holland or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon Case New Holland or any Guarantor;

                  (7)      to secure the Notes pursuant to the requirements of
         Section 4.14 or otherwise;

                  (8) to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 hereof;

                  (9) to make any other change that does not materially and adversely affect the rights of any Holder under this Indenture; or

                  (10)     to provide for the issuance of Additional Notes.

Section 8.02.     With Consent of Holders.

                  Subject to Section 6.07 hereof, Case New Holland and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07 hereof, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by Case New Holland, or any Guarantor with any provision of this Indenture, the Notes, or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

                  (1) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or the Notes;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default;

                  (6) amend, change or modify in any material respect the obligation of Case New Holland to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

                  (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, Case New Holland shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of Case New Holland to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  Upon the request of Case New Holland, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with Case New Holland and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.     Compliance with TIA.

                  Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04.     Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or Case New Holland received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  Case New Holland may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (8) of Section 8.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.     Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate no-tation on the Note about the changed terms and return it to the Holder. Alternatively, if Case New Holland or the Trustee so determine, in exchange for the Note Case New Holland shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.     Trustee to Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of Case New Holland and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                   ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.     Satisfaction and Discharge of Indenture.

                  This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of Case New Holland, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Case New Holland and thereafter repaid to Case New Holland or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Maturity Date within one year or (iii) if redeemable at the option of Case New Holland, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Case New Holland, and Case New Holland has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount of U.S. legal tender or U.S. Governmental Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from Case New Holland directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) Case New Holland and/or the Guarantors have paid all other sums payable under this Indenture; and

                  (3) Case New Holland has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the foregoing paragraph, Case New Holland's obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.06 and 9.07 hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08 hereof. After the Notes are no longer outstanding, Case New Holland's obligations in Sections 7.07, 9.06 and 9.07 hereof shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Case New Holland's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02.     Legal Defeasance.

                  (a) Case New Holland may, at its option at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                  (b) Upon Case New Holland's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), Case New Holland and each Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 9.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Case New Holland and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Case New Holland, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) Case New Holland's obligations with respect to such Notes under Article 2 and Section
4.07 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Case New Holland's obligations in connection therewith and
(iv) this Article 9. Subject to compliance with this Article 9, Case New Holland may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.     Covenant Defeasance.

                  (a) Case New Holland may, at its option by Board Resolution of the Board of Directors of Case New Holland, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                  (b) Upon Case New Holland's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), Case New Holland and each Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 9.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.22 hereof, inclusive, and

Article 5 hereof with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, Case New Holland and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture, and such Notes and the Guarantees shall be unaffected thereby. In addition, upon Case New Holland's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(c), 6.01(d) and 6.01(e) hereof shall not constitute Events of Default.

Section 9.04.     Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes and the Guarantees:

                  (1) Case New Holland must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by Case New Holland, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from Case New Holland instructing the Trustee to apply such U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes;

                  (2) in the case of an election under Section 9.02 hereof, Case New Holland shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) Case New Holland has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 9.03 hereof, Case New Holland shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(f) and 6.01(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which CNH Global or any of its Restricted Subsidiaries is a party or by which CNH Global or any of its Restricted Subsidiaries is bound;

                  (6) Case New Holland shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Case New Holland with the intent of preferring the Holders over any other creditors of Case New Holland or with the intent of defeating, hindering, delaying or defrauding any other creditors of Case New Holland or others;

                  (7) Case New Holland shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than, in the case of such Opinion of Counsel, paragraph (6) above as to which such counsel need not express an opinion) provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                  (8) Case New Holland shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit and assuming that no Holder is an "insider" with respect to Case New Holland, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the "Bankruptcy Code"), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code;

                  (9) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of Case New Holland; and

                  (10) Case New Holland shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05.     Application of Trust Money.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  Case New Holland and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to Case New Holland from time to time upon a written request of Case New Holland in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or
9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.     Repayment to Case New Holland.

                  Subject to Sections 9.01, 9.,02, 9.03, 9.04, 9.05 and 9.07
hereof, the Trustee and the Paying Agent shall promptly pay to Case New Holland upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to Case New Holland upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of Case New Holland cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Case New Holland. After payment to Case New Holland, Holders entitled to such money must look to Case New Holland for payment as general creditors unless an applicable law designates another Person.

Section 9.07.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Case New Holland's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if Case New Holland or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, Case New Holland and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01.    Unconditional Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of Case New Holland to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03 hereof. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against Case New Holland, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Case New Holland, any right to require a proceeding first against Case New Holland, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to Case New Holland, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to Case New Holland or any Guarantor, any amount paid by Case New Holland or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02.    Severability.

                  In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.    Limitation on Guarantor's Liability.

                  (a) To the extent applicable, a Guarantor's liability in respect of its Guarantee shall be limited to the extent set forth below:

                  (1) Limitations Applicable to U.S. Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of the United States, any State thereof or the District of Columbia (a "U.S. Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a U.S. Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each U.S. Guarantor hereby irrevocably agree that the obligations of a U.S. Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such U.S. Guarantor result in the obligations of such U.S. Guarantor not constituting such a fraudulent transfer or conveyance.

                  (2) Limitations Applicable to Belgian Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, in Belgium (a "Belgian Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirms that notwithstanding any other provision of this Indenture, or any related agreements or certificates, the Guarantee of a Belgian Guarantor is limited to the maximum amount which can be paid out by such Belgian Guarantor under Belgian law in general and in particular without triggering the application of Article 633, par. 1 of the Belgian Company Code (or falling further below this threshold) or resulting in the insolvency of such Belgian Guarantor.

                  (3) Limitations Applicable to German Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in Germany (a "German Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that the liability of such German Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. The obligation of any German Guarantor under this Article 10 will be binding only to the extent that it would not as between the German Guarantor and its shareholders result in a prohibited repayment to such Guarantor's shareholders of assets necessary to maintain the nominal registered share capital of such German Guarantor (Section 30 et seq. GmbH Act).

                  (4) Limitations Applicable to Dutch Guarantors. Each Guarantor that is incorporated under the laws of the Netherlands (a "Dutch Guarantor"), and by their acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Dutch Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Dutch Civil Code or Dutch Bankruptcy Act or, in addition, as regards CNH Trade N.V., a transaction beyond the corporate purposes of such Dutch Guarantor and would therefore be considered ultra vires pursuant to the Dutch Civil Code. To effectuate the foregoing intention, each Holder and each U.S. Guarantor hereby irrevocably agree that the obli-gations of a Dutch Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Dutch Guarantor result in the obligations of such Dutch Guarantor not constituting such a fraudulent transfer or conveyance or as regards CNH Trade N.V. an ultra vires transaction.

                  (5) Limitations Applicable to English Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, in England (an "English Guarantor") will be limited to the maximum amount as will, after such English Guarantor gives effect to all of its other contingent and fixed liabilities, not result in the guarantee given by such English Guarantor or any payment made or to be made by such English Guarantor under or by virtue of its guarantee constituting a fraudulent conveyance or transfer or otherwise being or becoming void or voidable in accordance with English law. Pursuant to and by way of amplification of the foregoing, the amount that can at any time or from time to time be paid by an English Guarantor under or by virtue of its guarantee will further be limited to such a sum as at the time in question (i) does not exceed the maximum amount that can be paid by such English guarantor without such payment constituting under the law of England either a preference or a transaction at an undervalue or any form of fraudulent conveyance or transfer affecting the rights of creditors generally, and/or (ii) does not result or is not reasonably likely to result in such English guarantor under English law being or becoming unable to pay its debts in due course or being or becoming insolvent.

                  (6) Limitations Applicable to Other Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than one set forth in clauses (1) through (4) above (an "Other Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of an Other Guarantor does not constitute a fraudulent transfer or conveyance for purposes applicable law. To effectuate the foregoing intention, each Holder and each Other Guarantor hereby irrevocably agree that the obligations of an Other Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance.

                  (b) If following the date of this Indenture and notwithstanding anything in Section 8.02 to the contrary:

                  (1) (i) there shall be any change in the laws of the jurisdictions set forth in clauses (1) through (4) of subsection (a) of this Section 10.03 or (ii) any Restricted Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than ones set forth in clauses (1) through (4) of subsection (a) of this Section 10.03 (a "Future Guarantor") shall be required to execute a Guarantee and Case New Holland shall reasonably determine that clause (5) with respect to Other Guarantors shall not adequately address the limitations on such Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of any such Future Guarantor; or

                  (2) Case New Holland shall reasonably determine that it shall be necessary or advisable to amend the terms of clauses (1) through (4) of subsection (a) of this Section 10.03 or to add additional provisions related to the limitations imposed on the Guarantee of a Future Guarantor, then upon the delivery of an Officers' Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, Case New Holland shall be entitled to amend such clauses or add such additional provisions (including any related modifications to the form of Guarantee attached hereto in Exhibits A and B), as the case may be, in order for the Guarantee of a Guarantor not to so violate applicable law.

Section 10.04.    Successors and Assigns.

                  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.    No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.    Release of Guarantor.

                  A Guarantor (other than CNH Global) shall be released from all of its obligations under its Guarantee:

                  (i) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than CNH Global or any Subsidiary of CNH Global and, prior to the time the Notes reach Investment Grade Status, so long as the sale complies with the provisions of Section 4.12;

                  (ii) in connection with the sale or other disposition of all or substantially all of the assets of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than CNH Global or any Restricted Subsidiary of CNH Global and, prior to the time the Notes reach Investment Grade Status, so long as the sale or disposition complies with the provisions of Section 4.12;

                  (iii) if CNH Global designates such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of Section 4.20; or

                  (iv) in the case of any Restricted Subsidiary which after the Issue Date is required to Guarantee the Notes pursuant to Section 4.19, upon either (x) the release or discharge of the guarantee of such Restricted Subsidiary of Indebtedness of CNH Global and Case New Holland which resulted in the obligation to so Guarantee the Notes or
         (y) the Notes reaching Investment Grade Status.

                  Except as provided in Section 5.01, the Guarantee of CNH Global may be released and discharged only with the consent of each Holder of Notes to which such Guarantee relates.

Section 10.07.    Execution of Supplemental Indenture for Future Guarantors.

                  Each Subsidiary which is required to become a Guarantor shall, and Case New Holland shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of Case New Holland under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, Case New Holland shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08.    Execution and Delivery of Guarantee.

                  To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor. Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09.    Subordination of Subrogation and Other Rights.

                  Each Guarantor hereby agrees that any claim against Case New Holland that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.01.    TIA Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.    Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Case New Holland or any Guarantor:

                           Case New Holland Inc.
                           100 South Saunders Road
                           Lake Forest, Illinois 60045
                           Attention:  Chief Financial Officer
                           Tel: (847) 955-3993
                           Fax: (847) 955-3977

                  Copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York 10022-6069
                           Attention:  Christopher C. Paci, Esq.
                           Tel: (212) 848-8515
                           Fax: (646) 848-8515

                  If to the Trustee:

                           JPMorgan Chase Bank
                           Institutional Trust Services
                           4 New York Plaza, 15th Floor
                           New York, New York 10004
                           Attention:  William G. Keenan, Jr.
                           Tel: (212) 623-6794
                           Fax: (212) 623-6167

                  Case New Holland, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to Case New Holland, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notwithstanding the foregoing, the Trustee shall not be deemed to have been given notice until such notice is actually received.

                  Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03.    Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Case New Holland, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by Case New Holland or any Guarantor to the Trustee to take any action under this Indenture, Case New Holland or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05.    Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07.    Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.    Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.09.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of CNH Global or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10.    No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of Case New Holland or any Guarantor shall not have any liability for any obligations of Case New Holland or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.11.    Successors.

                  All agreements of each of Case New Holland and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors.

Section 11.12.    Consent to Jurisdiction and Service of
                  Process; Waiver of Immunities.

                  (a) Case New Holland and the Guarantors irrevocably consent to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. Case New Holland and the Guarantors waive any objection that they may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of

New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

                  Case New Holland and the Guarantors irrevocably appoint CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY 10011, as their authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agree that service of process upon such agent, and written notice of said service to CT Corporation by the person serving the same to the address provided in Section 11.02 hereof, shall be deemed in every respect effective service of process upon Case New Holland or the Guarantors in any such suit or proceeding. Case New Holland and the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for as long as the Notes remain outstanding.

                  (b) To the extent that Case New Holland or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes and the Guarantees. In addition, Case New Holland and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes or the Guarantees or the subject matter hereof or thereof may not be enforced in such courts.

                  (c) Case New Holland and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against Case New Holland or any Guarantor or its property in the courts of any other jurisdictions.

Section 11.13.    Currency of Account; Conversion of Currency;
                  Foreign Exchange Restrictions.

                  (a) U.S. Dollars are the sole currency of account and payment for all sums payable by Case New Holland and the Guarantors under or in connection with the Notes, the Guarantees or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Case New Holland or otherwise) in respect of any sum expressed to be due to it from Case New Holland shall only constitute a discharge to Case New Holland to the extent of the U.S. Dollar amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Notes, Case New Holland shall indemnify it against any loss sustained by it as a result as set forth in Section 11.13(b). In any event, Case New Holland and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.13, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

                  (b) Case New Holland and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

                  (1)      (A)      If for the purpose of obtaining judgment in,
         or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "Judgment Currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                           (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, Case New Holland and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

                  (2) In the event of the winding-up of Case New Holland or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, Case New Holland and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of Case New Holland or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of Case New Holland or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

                  (c)      The obligations contained in subsections (a),
(b)(1)(B) and (b)(2) of this Section 11.13 shall constitute separate and independent obligations from the other obligations of Case New Holland and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against Case New Holland and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of Case New Holland or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by Case New

Holland or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

                  (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

Section 11.14.    Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.15.    Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16.    Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                   CASE NEW HOLLAND INC.

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   GUARANTORS:

                                   CNH GLOBAL N.V.

                                   By:           /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH U.K. LIMITED

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   NEW HOLLAND HOLDING LIMITED

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH CANADA, LTD.

                                   By:           /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH AUSTRALIA PTY LTD

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH BELGIUM N.V.

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   NEW HOLLAND TRACTOR LIMITED N.V.

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH DEUTSCHLAND GMBH

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH TRADE N.V.

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:         /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   FIATALLIS NORTH AMERICA, INC.

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CASE, LLC

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   HFI HOLDINGS, INC.

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:          /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   CNH INFORMATION TECHNOLOGY COMPANY LLC

                                   By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                    By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   NEW HOLLAND NORTH AMERICA, INC.

                                    By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   Attest:

                                   By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   BLI GROUP, INC.

                                   By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   Attest:

                                   By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   BLUE LEAF I.P., INC.

                                   By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Attest:

                                   By:            /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   JPMORGAN CHASE BANK,
                                     as Trustee

                                   By:    /s/ William G. Keenan
                                       -----------------------------------------
                                       Name: William G. Keenan
                                       Title: Vice President

                                                                      SCHEDULE 1

                ISSUE DATE DESIGNATION OF RESTRICTED SUBSIDIARIES

EQUIPMENT SUBSIDIARIES:

Austoft Holdings Limited
Austoft Industries Limited
BLI Group, Inc.
Blue Leaf I.P., Inc.
Case Brasil & Cia.
Case Brazil Holdings, Inc.
Case Canada Investments, Ltd.
Case Equipment Holdings Limited
Case Equipment International Corporation
Case Europe S.A.R.L.
Case Harvesting Systems GmbH
Case India Limited
Case International Limited
Case International Marketing, Inc.
Case LBX Holdings, Inc.
Case, LLC
Case Machinery (Shanghai) Co. Ltd.
Case Mexico S.A.
Case New Holland Inc.
Case Sprayers Limited
Case United Kingdom Limited
CNH Argentina S.A.
CNH Australia Pty Ltd
CNH Belgium N.V.
CNH Canada, Ltd.
CNH Danmark A/S
CNH Deutschland GmbH
CNH Engine Corporation
CNH France S.A.
CNH Information Technology Company LLC
CNH International S.A.
CNH Italia S.p.A.
CNH Latino Americana Ltda.
CNH Maquinaria Spain, S.A.
CNH Movimento Terra S.p.A.
CNH Osterreich GmbH
CNH Polska Sp.zo.o.
CNH Trade N.V.
CNH U.K. Limited
David Brown Tractors (Ireland) Ltd.
Fermec North America, Inc.
Fiatallis North America, Inc.
Flexi-Coil (U.K.) Limited
HFI Holdings, Inc.
International Harvester Company
J.I. Case Company Limited
MBA AG, Baumaschinen
Multi Rental Locacao de Maquinas e Equipamentos Ltda.
New Holland Australia Pty Limited
New Holland Canada, Ltd.
New Holland Excavator Holdings LLC
New Holland Holding Limited
New Holland Holdings (Argentina) S.A.
New Holland Limited
New Holland Logistics S.p.A.
New Holland Mauritius (Private) Limited
New Holland North America, Inc.
New Holland Portugal - Comercio de Tractores e Maquinas Agricolas, Limitada New Holland Superannuation Pty Limited
New Holland Tractor Limited N.V.
New Holland Tractors (India) Private Limited
Olaf Poulsen A/S
Pryor Foundry Inc.
Servicios Case Mexicana, S.A. de C.V.
Steiger International, Ltd.
Tiede Landtechnik GmbH


FINANCIAL SERVICES SUBSIDIARIES:

Banco CNH Capital S.A.
Case Canada Receivables, Inc.
Case Credit Australia Investments Pty Ltd
Case Credit Corporation
Case Credit Holdings Limited
Case Credit Ltd.
Case Wholesale Receivables Inc.
CNH Capital Australia Pty Ltd
CNH Capital Benelux N.V.
CNH Capital Corporation
CNH Capital (Europe) Plc
CNH Capital Insurance Agency Inc.
CNH Capital Plc
CNH Capital Receivables Inc.
CNH Capital U.K. Ltd.
CNH Financial Services S.r.l.
CNH Receivables Inc.
CNH Servicos Tecnicos e Descenvolvimento de Negocios Ltda
New Holland (Canada) Credit Corporation
New Holland (Canada) Credit Holding Ltd.
New Holland Credit Australia Pty Limited
New Holland Credit Company, LLC
New Holland Financial Services A/S
New Holland Financial Services Limited
New Holland Financial Services S.A.
New Holland Receivables Corporation
New Holland Retail Receivables Corporation I
New Holland Retail Receivables Corporation II
Receivables Credit Corporation
Receivables Credit II Corporation
Receivables Credit III Corporation

                                                                       EXHIBIT A

                                                                   CUSIP No.:

                              CASE NEW HOLLAND INC.

                           9-1/4% SENIOR NOTE DUE 2011

No.                                                                         $

                  CASE NEW HOLLAND INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of [ ]DOLLARS on August 1, 2011.

                  Interest Payment Dates: February 1 and August 1, commencing February 1, 2004.

                  Record Dates: January 15 and July 15.

                  Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, Case New Holland has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

                                   CASE NEW HOLLAND INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   By: _________________________________________
                                       Name:
                                       Title:

CERTIFICATE OF AUTHENTICATION

                  This is one of the Series A 9 1/4% Senior Notes due 2011 referred to in the within-mentioned Indenture.

                                   JPMORGAN CHASE BANK,
                                     as Trustee

                                   By: _________________________________________
                                       Authorized Signatory

                              (REVERSE OF SECURITY)

                           9-1/4% SENIOR NOTE DUE 2011

                  1. Interest. Case New Holland Inc., a Delaware corporation ("Case New Holland"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. Case New Holland will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Case New Holland shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                  2. Method of Payment. Case New Holland shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that Case New Holland may pay principal, premium, if any, and interest by check payable in such money. Case New Holland may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. Case New Holland may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither Case New Holland nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

                  4. Indenture. Case New Holland issued this Note under an Indenture, dated as of August 1, 2003 (the "Indenture"), by and among Case New Holland, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of Case New Holland designated as its Series A 9-1/4% Senior Notes due 2011 (the "Notes"). The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and Additional Notes, if any, pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of Case New Holland.

                  5.       Redemption.

                  (a) Optional Redemption. The Notes will be redeemable, at Case New Holland's option, in whole at any time or in part from time to time, on and after August 1, 2007 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the Redemption Date:

Year                                                                Percentage
----                                                                ----------
2007......................................................           104.625%
2008......................................................           102.313%
2009 and thereafter.......................................           100.000%

                  (b) Make-Whole Redemption. In addition, on or prior to August 1, 2007, Case New Holland may redeem the Notes, at its option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, plus the Make-Whole Premium (a "Make-Whole Redemption").

                  (c) Redemption upon Consummation of Certain Qualified Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to August 1, 2006, Case New Holland may, at its option, use all or any portion of the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes issued at a Redemption Price equal to 109.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, Case New Holland shall consummate such redemption not more than 120 days after the consummation of any such Qualified Equity Offering.

                  As used in the preceding paragraph, "Qualified Equity Offering" means any public or private offering of Qualified Capital Stock of CNH Global (other than any such offering to a Subsidiary of CNH Global) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Case New Holland or are used to subscribe from Case New Holland shares of its Qualified Capital Stock.

                  (d) Redemption of Notes for Changes in Withholding Taxes. Case New Holland may, at its option, redeem all, but not less than all, of the then outstanding Notes at a Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption right shall apply only if at such time CNH Global or any Foreign Subsidiary Guarantor is then making payments to the Holders of the Notes pursuant to its Guarantee of the Notes and as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of The Netherlands or any other jurisdiction in which CNH Global or any Foreign Subsidiary Guarantor is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to CNH Global or such Foreign Subsidiary Guarantor, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to CNH Global or such Foreign Subsidiary Guarantor, the date on which such successor Person became such pursuant to applicable provisions of the Indenture), that CNH Global or a Foreign Subsidiary Guarantor becomes or will become obligated to pay Additional Amounts (as described in Section 4.23 of the Indenture) on the next date on which any amount would be payable with respect to its Guarantee of the

Notes and CNH Global or such Foreign Subsidiary Guarantor determines in good faith that (x) such Additional Amounts would be material and (y) such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to CNH Global or such Foreign Subsidiary Guarantor. No such notice of redemption may be given earlier than 90 days prior to the earliest date on which CNH Global or a Foreign Subsidiary Guarantor would be obligated to pay such Additional Amounts were a payment in respect of its Guarantee of the Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, Case New Holland shall deliver to the Trustee (i) an Officers' Certificate stating that Case New Holland is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Case New Holland so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that CNH Global or the applicable Foreign Subsidiary Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

                  6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Case New Holland defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  7. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, Case New Holland will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  8. Registration Rights. (a) Pursuant to the Registration Rights Agreement, Case New Holland will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a like principal amount of Exchange Notes which have been registered under the Securities Act.

                  (b) If (i) on or prior to April 30, 2005, neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) has been filed with the Commission, (ii) on or prior to the 91st day following the date of the filing of the applicable Registration Statement referred to in clause (i) above, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (iii) on or prior to the 121st day after the Exchange Offer Registration Statement is filed, the Registered Exchange Offer has not been consummated, (iv) if Case New Holland is otherwise required to file a Shelf Registration Statement pursuant to the Registration Rights Agreement, Case New Holland shall fail to file such Shelf Registration Statement within 30 days after it is so required or requested or such Shelf Registration Statement shall not have been declared effective within 90 days of such required filing date, or
(v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes in accordance with and during the peri-ods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), interest ("Additional Interest") will accrue on the principal amount of the Notes and the Exchange Notes (in addition to the stated interest on the Notes and Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.50% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.0% per annum.

                  9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to Case New Holland. After that, Holders entitled to money must look to Case New Holland for payment as general creditors unless an "abandoned property" law designates another person.

                  12. Legal Defeasance and Covenant Defeasance. If Case New Holland at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, Case New Holland will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  13. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of each of CNH Global and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. Case New Holland must annually report to the Trustee on compliance with such limitations.

                  15. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                  16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to Case New Holland and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs with respect to CNH Global or Case New Holland and is continuing, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

                  17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Case New Holland, and may otherwise deal with Case New Holland, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of Case New Holland shall have any liability for any obligation of Case New Holland under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Case New Holland has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  Case New Holland will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Case New Holland Inc., Attention: General Counsel, 100 South Saunders Road, Lake Forest, Illinois 60045, (847) 955-3910.

                                FORM OF GUARANTEE

                  Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally, jointly and severally, guarantees (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of Case New Holland to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                          [   ]

                                          By: __________________________________
                                              Name:
                                              Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                (Print or type name, address and zip code and
                  social security or tax ID number of assignee)

and irrevocably appoint _____________________________________ , agent to transfer this Note on the books of Case New Holland. The agent may substitute another to act for him.

Date: _______________________            Signed: _______________________________
                                                     (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

Medallion Guarantee: _______________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by Case New Holland pursuant to Section 4.12 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.12 [ ]

                                Section 4.15 [ ]

                  If you want to elect to have only part of this Note purchased by Case New Holland pursuant to Section 4.12 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$ __________________

Date: _________________________     ___________________________________________
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee: ____________________

                                                                       EXHIBIT B

                                                                      CUSIP No.:

                              CASE NEW HOLLAND INC.

                      SERIES B 9-1/4% SENIOR NOTE DUE 2011

No.                                                                          $

                  CASE NEW HOLLAND INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of [ ] DOLLARS on August 1, 2011.

                  Interest Payment Dates: February 1 and August 1, commencing February 1, 2004.

                  Record Dates: January 15 and July 15.

                  Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, Case New Holland has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                   CASE NEW HOLLAND INC.

                                   By: ________________________________________
                                       Name:
                                       Title:

                                   By: ________________________________________
                                       Name:
                                       Title:

CERTIFICATE OF AUTHENTICATION

                  This is one of the Series B 9 1/4% Senior Notes due 2011 referred to in the within-mentioned Indenture.

                                   JPMORGAN CHASE BANK,
                                     as Trustee

                                   By: _________________________________________
                                       Authorized Signatory

                              (REVERSE OF SECURITY)

                           9-1/4% SENIOR NOTE DUE 2011

                  1. Interest. Case New Holland Inc., a Delaware corporation ("Case New Holland"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. Case New Holland will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Case New Holland shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                  2. Method of Payment. Case New Holland shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that Case New Holland may pay principal, premium, if any, and interest by check payable in such money. Case New Holland may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. Case New Holland may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither Case New Holland nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

                  4. Indenture. Case New Holland issued this Note under an Indenture, dated as of August 1, 2003 (the "Indenture"), by and among Case New Holland, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of Case New Holland designated as its Series B 9-1/4% Senior Notes due 2011 (the "Notes"). The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes pursuant to the Indenture. The Initial Notes, Additional Notes, if any, and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of Case New Holland.

                  5.       Redemption.

                  (a) Optional Redemption. The Notes will be redeemable, at Case New Holland's option, in whole at any time or in part from time to time, on and after August 1, 2007 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, to the Redemption Date:

Year                                                                 Percentage
----                                                                 ----------
2007......................................................           104.625%
2008......................................................           102.313%
2009 and thereafter.......................................           100.000%

                  (b) Make-Whole Redemption. In addition, on or prior to August 1, 2007, Case New Holland may redeem the Notes, at its option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, plus the Make-Whole Premium (a "Make-Whole Redemption").

                  (c) Redemption upon Consummation of Certain Qualified Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to August 1, 2006, Case New Holland may, at its option, use all or any portion of the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes issued at a Redemption Price equal to 109.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, Case New Holland shall consummate such redemption not more than 120 days after the consummation of any such Qualified Equity Offering.

                  As used in the preceding paragraph, "Qualified Equity Offering" means any public or private offering of Qualified Capital Stock of CNH Global (other than any such offering to a Subsidiary of CNH Global) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Case New Holland or are used to subscribe from Case New Holland shares of its Qualified Capital Stock.

                  (d)      Redemption of Notes for Changes in Withholding Taxes.

                  Case New Holland may, at its option, redeem all, but not less than all, of the then outstanding Notes at a Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption right shall apply only if at such time CNH Global or any Foreign Subsidiary Guarantor is then making payments to the Holders of the Notes pursuant to its Guarantee of the Notes and as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of The Netherlands or any other jurisdiction in which CNH Global or any Foreign Subsidiary Guarantor is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to CNH Global or such Foreign Subsidiary Guarantor, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to CNH Global or such Foreign Subsidiary Guarantor, the date on which such successor Person became such pursuant to applicable provisions of the Indenture), that CNH Global or a Foreign Subsidiary Guarantor becomes or will become obligated to pay Additional Amounts (as described in Section 4.23 of the Indenture) on the next date on which any amount would be payable with respect to its Guarantee of the

Notes and CNH Global or such Foreign Subsidiary Guarantor determines in good faith that (x) such Additional Amounts would be material and (y) such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to CNH Global or such Foreign Subsidiary Guarantor. No such notice of redemption may be given earlier than 90 days prior to the earliest date on which CNH Global or a Foreign Subsidiary Guarantor would be obligated to pay such Additional Amounts were a payment in respect of its Guarantee of the Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, Case New Holland shall deliver to the Trustee (i) an Officers' Certificate stating that Case New Holland is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Case New Holland so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that CNH Global or the applicable Foreign Subsidiary Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

                  6. Notice of Redemption. Notice of redemption under paragraphs 5(a) and 5(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Case New Holland defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  7. Offers to Purchase. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, Case New Holland will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  8. Registration Rights. (a) Pursuant to the Registration Rights Agreement, Case New Holland will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a like principal amount of Exchange Notes, which have been registered under the Securities Act.

                  (b) If (i) on or prior to April 30, 2005, neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) has been filed with the Commission, (ii) on or prior to the 91st day following the date of the filing of the applicable Registration Statement referred to in clause (i) above, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (iii) on or prior to the 121st day after the Exchange Offer Registration Statement is filed, the Registered Exchange Offer has not been consummated, (iv) if Case New Holland is otherwise required to file a Shelf Registration Statement pursuant to the Registration Rights Agreement, Case New Holland shall fail to file such Shelf Registration Statement within 30 days after it is so required or requested or such Shelf Registration Statement shall not have been declared effective within 90 days of such required filing date, or
(v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes in accordance with and during the peri-ods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), interest ("Additional Interest") will accrue on the principal amount of the Notes and the Exchange Notes (in addition to the stated interest on the Notes and Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.50% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.0% per annum.

                  9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to Case New Holland. After that, Holders entitled to money must look to Case New Holland for payment as general creditors unless an "abandoned property" law designates another person.

                  12. Legal Defeasance and Covenant Defeasance. If Case New Holland at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, Case New Holland will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  13. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of each of CNH Global and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. Case New Holland must annually report to the Trustee on compliance with such limitations.

                  15. Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                  16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to Case New Holland and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs with respect to CNH Global or Case New Holland and is continuing, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

                  17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Case New Holland, and may otherwise deal with Case New Holland, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of Case New Holland shall have any liability for any obligation of Case New Holland under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Case New Holland has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  Case New Holland will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Case New Holland Inc., Attention:
General Counsel, 100 South Saunders Road, Lake Forest, Illinois 60045, (847) 955-3190.

                                FORM OF GUARANTEE

                  Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantees (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of Case New Holland to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                            [                    ]

                                            By: ________________________________
                                                Name:
                                                Title:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________________ , agent to transfer this Note on the books of Case New Holland. The agent may substitute another to act for him.

Date: ____________________        Signed: ______________________________________
                                      (Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee: _______________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by Case New Holland pursuant to Section 4.12 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.12 [ ]

                                Section 4.15 [ ]

                  If you want to elect to have only part of this Note purchased by Case New Holland pursuant to Section 4.12 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$ _____________

Date: _______________               ____________________________________________
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Medallion Guarantee: _______________________

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

         Re:      Case New Holland Inc. ( "Case New Holland")
                  9-1/4% Senior Notes due 2011 (the "Notes")

                  This Certificate relates to $____________ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* ____________ Certificated Notes by _____________ (the "Transferor").

The Transferor:

                  [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                  [ ] has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

                  [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

                  [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

                  [ ] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture.

                  [ ] Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                  [ ] Such Note is being transferred in reliance on Rule 144 under the Securities Act. [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                  [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                                              __________________________________
                                                 [INSERT NAME OF TRANSFEROR]

                                              By: ______________________________
                                                      [Authorized Signatory]

Date:__________________________
*Check applicable box.

                                                                       EXHIBIT D

                   Form of Transferee Letter of Representation

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 15th Floor
New York, New York 10004
Attention:  William G. Keenan, Jr.

Attention:  Institutional Trust Services

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $_____________ principal amount of the 9-1/4% Senior Notes due 2011 of Case New Holland Inc. ("Case New Holland") and any guarantee thereof (the "Notes"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: _______________________________________________
                  Address: ____________________________________________
                  Taxpayer ID Number: _________________________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of Case New Holland and receive answers thereto, as we deem necessary.

                  3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issuance of the Notes and the last date on which Case New Holland or any affiliate of Case New Holland was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to Case New Holland or any subsidiary of Case New Holland, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or
(f) pursuant to an effective registration statement under the Securities Act. We acknowledge that Case New Holland and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to Case New Holland and the Trustee.

                  We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to Case New Holland and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

                  We represent that Case New Holland and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                  As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated: ____________________                 TRANSFEREE:

                                            By: ________________________________

                                                                       EXHIBIT E

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                  _________________, ___________

JPMorgan Chase Bank
Institutional Trust Services
4 New York Plaza, 15th Floor
New York, New York 10004
Attention:  William G. Keenan, Jr.

Attention: Institutional Trust Services

Re:      Case New Holland Inc. 9-1/4% Senior Notes due 2011 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $ _______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and Case New Holland are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                               Very truly yours,

                                               [Name of Transferor]

                                               By: _____________________________

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of [ ], among [ ] (the "New Guarantor"), a subsidiary of CNH Global N.V. (or its successor), a Netherlands corporation ("CNH Global"), Case New Holland Inc. (or its successor), a Delaware corporation ("Case New Holland"), the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and JPMorgan Chase Bank, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS Case New Holland has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of August 1, 2003 providing for the issuance of its 9-1/4% Senior Notes due 2011 (the "Notes");

                  WHEREAS under certain circumstances Case New Holland is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of Case New Holland's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, Case New Holland and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, Case New Holland, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee Case New Holland's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

                  5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by Case New Holland.

                  6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

                  7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

                                   [NEW GUARANTOR]

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   CASE NEW HOLLAND INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   EXISTING GUARANTORS:

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   JPMORGAN CHASE BANK,
                                      as Trustee

                                   By: _________________________________________
                                       Name:
                                       Title: